Exhibit 99.1

Media	Investors
Mary Eshet	Jim Rowe
704-383-7777	415-396-8216
Wednesday, October 20, 2010
WELLS FARGO REPORTS RECORD NET INCOME
EPS of $0.60; up 7 Percent from Prior Year
•	Record quarterly earnings
–	Record net income of $3.34 billion; $21.2 billion of cumulative net income since Wachovia merger closed December 31, 2008

–	Net income applicable to common stock a record $3.15 billion, up 19 percent from prior year and up 9 percent from prior quarter

–	Diluted earnings per common share of $0.60, up 7 percent from prior year and up 9 percent from prior quarter

–	Revenue of $20.9 billion; pre-tax pre-provision profit[1] of $8.6 billion, included approximately $380 million (pre tax) negative impact from changes to Regulation E and related overdraft policy changes

–	Noninterest expense of $12.3 billion, down 15 percent (annualized) from prior quarter; third quarter included $476 million of merger integration costs
•	Diverse sources of growth
–	All business segments contributed to earnings, with Community Banking up 13 percent and Wholesale Banking up 2 percent from prior quarter

–
Continued strong deposit growth; average checking and savings deposits up 9 percent from prior year, up 9 percent (annualized) from prior quarter; consumer checking accounts grew a net 7.3 percent from prior year

–
Supplied $176 billion in credit to consumers and businesses during the quarter, up 17 percent linked quarter with growth in mortgage originations, commercial loans and lines of credit, home equity lines and credit card lines

–
Second highest quarter for mortgage applications ever – $194 billion; mortgage originations of $101 billion, up from $81 billion in prior quarter; application pipeline of $101 billion at September 30, 2010, up from $68 billion at June 30, 2010

1 See footnote 2 on page 18 for information on pre-tax pre-provision profit.

•	Credit quality improved for third consecutive quarter
–	Net loan charge-offs of $4.1 billion, down $394 million, or 9 percent from prior quarter, down $1.3 billion, or 24 percent, from fourth quarter 2009 peak

–	Stable 30+ days past due delinquency trends, improving 90+ days past due trends

–	Reserve release[2] of $650 million (pre tax) reflecting improved portfolio performance; anticipate reserve levels will continue to decline absent significant economic deterioration

–	Allowance for credit losses equal to 150 percent of annualized net charge-offs
•	Strong capital position on rapid internal capital generation

	Sept. 30,	June 30,	Sept. 30,
	2010 (1)	2010	2009

Tier 1 capital	10.9%	10.5	10.6
Total capital	14.9	14.5	14.7
Tier 1 leverage	9.0	8.7	9.0
Tier 1 common equity (2)	8.0	7.6	5.2

(1)	September 30, 2010, ratios are preliminary.

(2)	See table on page 39 for more information on Tier 1 common equity.
•	Wachovia integration exceeding expectations
–	Conversion of first Eastern banking stores completed (Mississippi, Alabama and Tennessee), remaining Eastern store conversions will take place throughout 2010 and 2011

–	Mutual fund business converted to Wells Fargo Advantage Funds during the quarter

–	Credit losses lower than original expectations, integration expenses and cost saves on track, revenue synergies growing
•	More than 2.3 million homeowners benefitted from home payment relief through Wells Fargo modifications and refinances from January 2009 through August 31, 2010
–	532,600 mortgage loan modifications

–	1.8 million mortgage loans refinanced
2 Reserve release represents the amount by which net charge-offs exceed the provision for credit losses.

Selected Financial Information

	Quarter ended
	Sept. 30,	June 30,	Sept. 30,
	2010	2010	2009

Earnings
Diluted earnings per common share	$0.60	0.55	0.56
Wells Fargo net income (in billions)	3.34	3.06	3.24

Asset Quality
Net charge-offs as % of avg. total loans	2.14%	2.33	2.50
Allowance as a % of total loans	3.23	3.27	3.07
Allowance as a % of annualized net charge-offs	150	139	121

Other
Revenue (in billions)	$20.87	21.39	22.47
Average loans (in billions)	759.5	772.5	810.2
Average core deposits (in billions)	772.0	761.8	759.3
Net interest margin	4.25%	4.38	4.36

SAN FRANCISCO – Wells Fargo & Company (NYSE: WFC) reported diluted earnings per common share of $0.60 for third quarter 2010 compared with $0.55 for second quarter 2010 and $0.56 for third quarter 2009. Net income was $3.34 billion in third quarter 2010 compared with $3.06 billion in second quarter 2010 and $3.24 billion in third quarter 2009. For the nine months ended September 30, 2010, net income was $8.95 billion, or $1.60 per common share, compared with $9.45 billion, or $1.69 per common share, a year ago.
“Record earnings in the third quarter reflect the success of the Wachovia merger and the benefits of Wells Fargo’s steady commitment to our core business of helping customers succeed financially,” said Chairman and CEO John Stumpf. “We have already completed integration of many systems and lines of business, and converted banking stores in the first Eastern markets – Alabama, Tennessee and Mississippi – to Wells Fargo in September, with virtually no customer or systems issues. The foundation is solidly in place to continue conversions in the East this year and throughout 2011. While we are focused on the remaining work ahead, our results have shown that this landmark merger is a big success in terms of cost savings, revenue synergies and the quality of the integration. Throughout the conversion process, the team has kept systems and service top notch for customers.
“With respect to recent industry-wide foreclosure issues, there are several important facts to know about Wells Fargo. Foreclosure is always a last resort, and we work hard to find other solutions through multiple discussions with customers over many months before proceeding to foreclosure. We are confident that our practices, procedures and documentation for both foreclosures and mortgage securitizations are sound and accurate. For these reasons, we did not, and have no plans to, initiate a moratorium on foreclosures.

“As the regulatory environment becomes more certain and as we continue to assess the impact of regulatory reform and new capital requirements, we remain convinced that Wells Fargo will continue to be a leader in financial strength and performance in the years ahead. We continue to deepen relationships and add new customers, as evidenced by increases in loan commitments in several loan portfolios and growth in checking accounts. Our team is focused on doing the right thing for our customers and doing everything in our power to further the economic recovery.”
Financial Performance
“In the third quarter, we earned $3.34 billion in net income, our highest quarterly profit ever,” said Chief Financial Officer Howard Atkins. “Earnings and growth were broad based, with all business segments contributing to our record net income. Deposit growth continued to be strong, especially in average checking and savings deposits, which increased 9 percent from a year ago and 9 percent (annualized) linked quarter. The Company supplied $176 billion in credit to consumers and businesses, up from both the prior quarter and a year ago, reflecting strong mortgage origination activity and increased commercial lending activity. A substantial amount of the decline in loans outstanding was in previously disclosed non-strategic, liquidating portfolios. We saw signs of increased lending activity in several portfolios, with higher loan balances linked quarter in asset-backed finance, auto dealer services, capital finance, private student lending, SBA lending, specialized lending, wealth management consumer, and wholesale commercial banking and commercial real estate. Credit losses continued to trend down, with net charge-offs declining 9 percent linked quarter, and down $1.3 billion, or 24 percent, from the peak in fourth quarter 2009.
“The merger with Wachovia is already proving to be a big success. Wells Fargo has earned cumulative profits of $21.2 billion since January 2009. The merger of these two companies has met or exceeded our expectations in terms of lower credit losses, more abundant revenue synergies and integration savings. Through strong internal capital generation, our capital ratios have increased rapidly and are well above pre-Wachovia levels, with Tier 1 common reaching 8.0 percent and Tier 1 capital increasing to 10.9 percent. While Basel III regulations are still not final, we expect to be above a 7 percent Tier 1 common ratio under the proposed rules, as we currently understand them, within the next few quarters.”
Revenue
Revenue was $20.9 billion compared with $21.4 billion in second quarter 2010 and $22.5 billion in third quarter 2009. The $520 million decline in total revenue linked quarter was due to three factors totaling $985 million: net debt and equity security gains (down $301 million from second quarter), PCI loan resolution income (down $304 million from second quarter) and the impact from changes to Regulation E and related overdraft policy changes (approximately $380 million pre tax). All other business operations generated combined revenue growth of approximately $465 million. Businesses with double-digit annualized revenue growth linked quarter included asset-backed finance, asset management, auto dealer services, brokerage, commercial banking, commercial mortgage servicing, commercial real estate, debit card, mortgage banking, private student lending, real estate investment banking (Eastdil Secured) and retirement services.
Net Interest Income
Net interest income was $11.1 billion compared with $11.4 billion in second quarter 2010 and $11.7 billion in third quarter 2009. The net interest margin was 4.25 percent compared with 4.38 percent in second quarter 2010 and 4.36 percent in third quarter 2009. “The 13 basis point decline in the margin was largely driven by lower PCI resolution income and the continued run-off of non-strategic assets, which tend to have higher yields but also higher charge-offs than loans in our ongoing strategic portfolios,” said Atkins.
Noninterest Income
Noninterest income was $9.8 billion compared with $9.9 billion in second quarter and $10.8 billion a year ago. On a linked-quarter basis, growth in mortgage banking noninterest income (up $488 million on a 25 percent increase in mortgage originations) and trading revenue (up $361 million, driven by a less volatile trading environment than second quarter) was offset by reductions in deposit service charges (down $285 million, with an approximate $380 million impact from changes to Regulation E and related overdraft policy changes, offset by checking account growth), a $301 million reduction in net debt and equity security gains from second quarter, and a $147 million reduction in insurance fee revenue (due to seasonality and largely offset by reduction in related insurance sales expense).
Mortgage banking saw the second highest quarter ever in mortgage applications – $194 billion, up from $143 billion in second quarter. At quarter end, the mortgage application pipeline was $101 billion, up $33 billion from June 30, 2010, suggesting strong originations in fourth quarter. Third quarter originations were $101 billion, up 25 percent from second quarter. Mortgage servicing income declined $702 million from second quarter, given greater reliance on the Company’s “natural business hedge” in the strong origination, low-rate environment relative to the level of MSR economic hedges, and lower hedge carry income. Net hedge results reflected a $1.1 billion decline in the fair value of MSRs due to the decline in mortgage rates offset by a $1.2 billion increase in the value of the hedge including carry income. The ratio of MSRs as a percent of loans serviced for others was 72 basis points – one of the lowest in the Company’s history – and the average note rate on the servicing portfolio was 5.46 percent, compared with an average 4.32 percent published rate in the Freddie Mac Primary Mortgage Market Survey at quarter-end.
During the quarter, the Company provided $370 million for mortgage loan repurchase losses compared with $382 million in second quarter (included in revenue from mortgage loan origination/sales activities). The lower provision this quarter reflected a decline in demands from agencies on the 2006-2008 vintages and lower total outstanding demands as the Company continues to work with investors to resolve the outstanding demand pipeline.

At September 30, 2010, the Company had a net unrealized gain of $9.4 billion in the securities available-for-sale portfolio, compared with $8.6 billion at the end of second quarter.
Noninterest Expense
Noninterest expense was $12.3 billion, down $493 million, or 15 percent (annualized), from second quarter 2010 largely due to a reduction in Wells Fargo Financial restructuring expenses and lower litigation accruals. Foreclosed asset expense was up $33 million linked quarter and $123 million year over year. “We continue to invest for long-term growth, including adding sales personnel and distribution, while at the same time reducing all other costs,” said Atkins. “Our current expense base is elevated by integration and workout costs, which should decline over time. In addition, we are looking at other ways to reduce cost by simplifying and streamlining our activities and processes throughout the Company.” The efficiency ratio was 58.7 percent compared with 59.6 percent in second quarter 2010 and 52.0 percent in third quarter 2009.
Loans
Total loans were $753.7 billion at September 30, 2010 compared with $766.3 billion at June 30, 2010 and $800.0 billion at September 30, 2009, reflecting a continuation of more subdued loan demand. The decline in loans from the prior quarter was partially due to the $6.2 billion reduction in non-strategic/liquidating loan portfolios. “We saw linked-quarter loan growth in asset-backed finance, auto dealer services, capital finance, private student lending, specialized lending, SBA lending, wealth management consumer and wholesale commercial banking and commercial real estate,” said Atkins. “While other consumer portfolios declined, the reduction was at a slower pace, including in the credit card, personal credit management and Wells Fargo Home Mortgage portfolios. Origination activity increased in wholesale and commercial real estate portfolios.”
Deposits
Average total core deposits were $772.0 billion, up 5 percent (annualized) from $761.8 billion in second quarter 2010 and up 2 percent from $759.3 billion in third quarter 2009. Consumer checking accounts grew a net 7.3 percent from third quarter 2009. Average mortgage escrow deposits were $30.2 billion, compared with $25.7 billion in second quarter 2010. Average consumer checking and savings deposits increased 9 percent from a year ago to $686.9 billion. Total core deposits were up $23.9 billion from a year ago despite the $37.6 billion year over year decline in CDs, including approximately $21 billion of higher-cost Wachovia CDs that matured. Checking and savings deposits represented 89 percent of total core deposits. The average deposit cost was 35 basis points.

Capital
Strong internal capital generation drove capital ratios higher in the third quarter. As a percentage of total risk-weighted assets, Tier 1 capital increased to 10.9 percent, total capital to 14.9 percent and Tier 1 common equity to 8.0 percent at September 30, 2010, up from 10.6 percent, 14.7 percent and 5.2 percent, respectively, at September 30, 2009. The Tier 1 leverage ratio was 9.0 percent at September 30, 2010, flat compared with September 30, 2009.
Credit Quality
“Loan losses declined for the third consecutive quarter,” said Mike Loughlin, Chief Risk Officer. “Quarterly net charge-offs of $4.1 billion were down $394 million, or 9 percent, from second quarter and down $1.3 billion from the peak in fourth quarter 2009. Losses were down or relatively flat in the vast majority of loan portfolios, with losses in commercial loans (down 26 percent), commercial real estate mortgage loans (down 39 percent), credit cards (down 13 percent), and real estate 1-4 family junior lien mortgages (down 8 percent) showing encouraging declines. The improvement in credit quality was also evident in the purchased credit-impaired (PCI) portfolio, which consists of loans acquired through the Wachovia merger that were deemed to have probable loss and therefore written down at acquisition. Overall, the PCI portfolio continued to perform in line with or better than originally expected.
“Nonperforming loans increased moderately, with a majority of the increase in the commercial loan portfolio. Nonperforming consumer loans were stable to improved. We expect nonperforming assets to remain elevated as we manage through the economic cycle. The provision for loan losses was $650 million less than net charge-offs, reflecting improved portfolio performance. Absent significant deterioration in the economy, we currently expect future reductions in the allowance for loan losses.”
Credit Losses
Third quarter net charge-offs were $4.1 billion, or 2.14 percent (annualized) of average loans, down from second quarter net charge-offs of $4.5 billion (2.33 percent). Third quarter losses were down $1 billion, or 20 percent, from third quarter 2009 (as shown on page 37 of the financial tables). Total net credit losses included $1 billion of commercial and commercial real estate losses (1.42 percent), down $288 million from second quarter, and $3.0 billion of consumer losses (2.72 percent), down $103 million from second quarter, as shown in the following table.

Net Loan Charge-Offs

	Quarter ended

	September 30, 2010		June 30, 2010		March 31, 2010

	Net loan	As a % of	Net loan	As a % of	Net loan	As a % of
	charge-	average	charge-	average	charge-	average
($ in millions)	offs	loans (1)	offs	loans (1)	offs	loans (1)

Commercial and commercial real estate:
Commercial	$509	1.38%	$689	1.87%	$650	1.68%
Real estate mortgage	218	0.87	360	1.47	271	1.12
Real estate construction	276	3.72	238	2.90	394	4.45
Lease financing	23	0.71	27	0.78	29	0.85

Total commercial and commercial real estate	1,026	1.42	1,314	1.80	1,344	1.79

Consumer:
Real estate 1-4 family first mortgage	1,034	1.78	1,009	1.70	1,311	2.17
Real estate 1-4 family junior lien mortgage	1,085	4.30	1,184	4.62	1,449	5.56
Credit card	504	9.06	579	10.45	643	11.17
Other revolving credit and installment	407	1.83	361	1.64	547	2.45

Total consumer	3,030	2.72	3,133	2.79	3,950	3.45

Foreign	39	0.52	42	0.57	36	0.52

Total	$4,095	2.14%	$4,489	2.33%	$5,330	2.71%

(1)	Quarterly net charge-offs as a percentage of average loans are annualized. See explanation on page 31 of the accounting for purchased credit-impaired (PCI) loans from Wachovia and the impact on selected financial ratios.
Nonperforming Assets
Nonperforming assets increased as expected, ending the quarter at $34.6 billion. Growth in nonaccrual loans continued to be slight, up 2 percent from second quarter, to $28.3 billion. The growth in third quarter nonaccruals occurred primarily in commercial loans, while nonaccruals in consumer and consumer real estate loan portfolios were essentially flat or down.
Commercial and commercial real estate nonperforming loans were up approximately $400 million from the second quarter. “We continue to manage the portfolio aggressively and assist our borrowers as they navigate through this challenging credit environment,” said Loughlin. “We place loans on nonaccrual when appropriate, continue to monitor these credits closely and take appropriate action as necessary. Measurable loss on nonaccrual loans has already been taken and we believe adequate collateral and reserves are in place to mitigate further loss events.”
While nonaccrual loans are not free of loss content, the loss exposure remaining in these balances is expected to be significantly mitigated by four factors. First, 99 percent of consumer nonaccrual loans and 96 percent of commercial nonaccruals are secured. Second, losses have already been recognized on 40 percent of the consumer nonaccruals and commercial nonaccruals have been written down by $2.9 billion. Residential nonaccrual loans are generally written down to net realizable value at 180 days past due. Third, as of September 30, 2010, 58 percent of commercial nonaccrual loans were current on interest. Fourth, the inherent risk of loss in all nonaccruals is adequately covered by the allowance for loan losses.

Foreclosed assets were $6.1 billion at September 30, 2010, up $1.1 billion from second quarter of which $509 million was due to transfers from PCI portfolios, and $148 million from an increase in fully insured GNMA loans. Non-GNMA foreclosed assets increased as more distressed loans reached the final stage of the resolution process. Over 44 percent of the increase came from the commercial PCI and Pick-a-Pay portfolios as the impaired loans in these segments reach final dispositions. “Given the current levels of nonaccruing loans, we would expect a higher than normal inflow into foreclosed assets over the near term as we resolve these loans,” said Loughlin. “The outflow should continue to increase as we liquidate the assets over time. While total foreclosed assets increased, the majority of the projected loss content in these assets has already been accounted for, or are government insured, and should have limited additional impact to expected loss levels.”
Nonaccrual Loans and Other Nonperforming Assets

	September 30, 2010		June 30, 2010		March 31, 2010

		As a		As a		As a
		% of		% of		% of
	Total	total	Total	total	Total	total
($ in millions)	balances	loans	balances	loans	balances	loans

Commercial and commercial real estate:
Commercial	$4,103	2.79%	$3,843	2.63%	$4,273	2.84%
Real estate mortgage	5,079	5.14	4,689	4.71	4,345	4.44
Real estate construction	3,198	11.46	3,429	11.10	3,327	9.64
Lease financing	138	1.06	163	1.21	185	1.33

Total commercial and
commercial real estate	12,518	4.36	12,124	4.18	12,130	4.09

Consumer:
Real estate 1-4 family first mortgage	12,969	5.69	12,865	5.50	12,347	5.13
Real estate 1-4 family junior lien mortgage	2,380	2.40	2,391	2.36	2,355	2.27
Other revolving credit and installment	312	0.35	316	0.36	334	0.37

Total consumer	15,661	3.58	15,572	3.49	15,036	3.30

Foreign	126	0.42	115	0.38	135	0.48

Total nonaccrual loans	28,305	3.76	27,811	3.63	27,301	3.49

Foreclosed assets:
GNMA loans	1,492		1,344		1,111
All other	4,635		3,650		2,970

Total foreclosed assets	6,127		4,994		4,081

Real estate and other nonaccrual investments	141		131		118

Total nonaccrual loans and other nonperforming assets	$34,573	4.59%	$32,936	4.30%	$31,500	4.03%

Change from prior quarter:
Total nonaccrual loans	$494		$510		$2,883
Total nonperforming assets	1,637		1,436		3,861

Loans 90 Days or More Past Due and Still Accruing
Loans 90 days or more past due and still accruing also improved in the quarter, totaling $18.8 billion at September 30, 2010, compared with $19.4 billion at June 30, 2010. For the same periods, the totals included $14.5 billion and $14.4 billion, respectively, in advances pursuant to the Company’s servicing agreement to GNMA mortgage pools and similar loans whose repayments are insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs. Commercial and

commercial real estate loans 90 days or more past due and still accruing improved significantly, down $648 million, or 39 percent, from the prior quarter.
Allowance for Credit Losses
The allowance for credit losses, including the reserve for unfunded commitments, totaled $24.4 billion at September 30, 2010, down from $25.1 billion at June 30, 2010. The allowance coverage to total loans was 3.23 percent, essentially flat compared with 3.27 percent at June 30, 2010. The allowance covered 1.5 times annualized third quarter net charge-offs compared with 1.4 times in the prior quarter. The allowance coverage to nonaccrual loans was 86 percent at September 30, 2010, compared with 90 percent at June 30, 2010. “We believe the allowance was adequate for losses inherent in the loan portfolio at September 30, 2010, and continues to reflect prudent acknowledgement of uncertainty in the economic environment,” said Loughlin.
Additional detail on credit quality and trends is included in the quarterly supplement, available on the Investor Relations page at www.wellsfargo.com/invest_relations/investor_relations/
Business Segment Performance
Wells Fargo defines its operating segments by product type and customer segment. Segment net income for each of the three business segments was:

	Quarter ended Sept. 30,
(in millions)	2010	2009	% Change

Community Banking	$2,002	2,736	(27)%
Wholesale Banking	1,445	594	143
Wealth, Brokerage and Retirement	256	111	131

More financial information about the business segments is on pages 40 and 41.

Community Banking offers a complete line of diversified financial products and services for consumers and small businesses including investment, insurance and trust services in 39 states and D.C., and mortgage and home equity loans in all 50 states and D.C.
Selected Financial Information

	Quarter ended Sept. 30,
(in millions)	2010	2009	% Change

Total revenue	$13,587	15,550	(13)%
Provision for credit losses	3,165	4,635	(32)
Noninterest expense	7,356	7,034	5
Segment net income	2,002	2,736	(27)

(in billions)
Average loans	527.0	553.2	(5)
Average assets	778.1	804.9	(3)
Average core deposits	535.7	550.2	(3)

Community Banking reported net income of $2 billion, up $236 million, or 13 percent, from second quarter 2010. Revenue decreased $140 million, or 1 percent, driven primarily by lower deposit service charges due to changes to Regulation E and the planned reduction in certain liquidating loan portfolios, mitigated by an increase in mortgage banking income, as higher originations/sales activities more than offset lower servicing income (decline in mortgage rates). Noninterest expense decreased $355 million, or 5 percent, driven primarily by lower litigation expense as well as severance costs associated with the restructuring of Wells Fargo Financial in the prior quarter. Average loans of $527 billion decreased 2 percent and average core deposits of $536 billion grew 0.4 percent. The provision for credit losses decreased $192 million primarily due to lower net charge-offs.
Community Banking reported net income of $2 billion, down $734 million, or 27 percent from prior year. Revenue decreased 13 percent year over year largely due to lower mortgage banking income, lower deposit service charges due to changes to Regulation E, and the planned reduction in certain liquidating loan portfolios. Noninterest expense increased $322 million, or 5 percent, from prior year due primarily to higher litigation expense. The provision for credit losses decreased $1.5 billion from third quarter 2009 on lower net charge-offs across consumer portfolios and improved credit quality metrics.
Regional Banking Highlights
•	Strong growth in checking accounts (combined Regional Banking)
-	Consumer checking accounts up a net 7.3 percent from prior year

-	Business checking accounts up a net 5.0 percent from prior year

-	Consumer checking accounts up a net 8.3 percent in California, 11.2 percent in New Jersey and 9.0 percent in Florida
•	Solutions growth in third quarter
-	Legacy Wells Fargo footprint including converted Wachovia:
o	Core product solutions (sales) of 7.81 million, up 14 percent from prior year

o	Core sales per platform banker FTE (active, full-time equivalent) of 5.99 per day, up from 5.88 in prior year

o	Sales of Wells Fargo Packages® (a checking account and at least three other products) up 16 percent from prior year, purchased by 81 percent of new checking account customers
-	Eastern footprint including converted Wachovia:
o	Platform banker FTEs grew by more than 1,250, or 14 percent, in the first nine months of 2010, with planned additions throughout the remainder of 2010
•	Continued retail bank household cross-sell growth
-	Legacy Wells Fargo: record retail bank household cross-sell of Wells Fargo products of 6.08 products per household

-	Wachovia: retail bank household cross-sell of Wachovia products continued to grow to 4.91 products per household
•	Customer experience (combined Regional Banking)
-	More than 195,000 customers were contacted about their experience in Wells Fargo stores and over 51,000 customers spoke about their experience in the contact centers

-	Nearly 8 out of 10 customers were “extremely satisfied,” the highest rating, with their recent call or visit with Wells Fargo
•	Continued focus on distribution
-	Converted 193 Wachovia banking stores in Texas and Kansas in July 2010 and 170 in Alabama, Mississippi and Tennessee in late September 2010

-	Opened 13 banking stores in third quarter for retail network total of 6,335 stores

-	Converted 941 ATMs to Envelope-FreeSM webATM machines in third quarter
•	Small Business/Business Banking
-	Store-based business solutions up 25 percent from prior year (legacy Wells Fargo footprint including converted Wachovia)

-	Sales of Wells Fargo Business Services Packages (business checking account and at least three other business products) up 41 percent from prior year, purchased by 64 percent of new business checking account customers (legacy Wells Fargo footprint including converted Wachovia)

-	Business Banking household cross-sell of 3.97 products per household (legacy Wells Fargo footprint, including Wells Fargo and Wachovia customers)

-	Extended $10.5 billion in new small business loans through September 2010, including $3.9 billion in third quarter. Though demand for small business loans continued to be soft, saw improvement with new loan volume increasing 17 percent from third quarter of 2009.

-	America’s #1 small business lender (in both loans under $100,000 and under $1,000,000) and #1 lender to small businesses in low-and moderate-income areas, according to 2009 Community Reinvestment Act (CRA) data

-	#1 national SBA 7a lender in dollar volume for 2010 fiscal year
•	Online and mobile banking
-	17.9 million combined active online customers

-	4.1 million combined active mobile customers

-	Ranked Best Consumer Internet Bank and Best Corporate/Institutional Internet Bank in the U.S. (Global Finance, August 2010)

-	Mobile banking services earned a Gold ranking in the Javelin Strategy & Research “2010 Mobile Banking Scorecard” (August 2010)
Wells Fargo Home Mortgage (Home Mortgage)
•	Home Mortgage applications of $194 billion, up from $143 billion in prior quarter

•	Home Mortgage application pipeline of $101 billion at September 30, 2010, up from $68 billion at June 30, 2010

•	Home Mortgage originations of $101 billion, up from $81 billion in prior quarter

•	Owned residential mortgage servicing portfolio of $1.8 trillion at September 30, 2010

•	2.3 million homeowners benefitted from home payment relief through modifications and refinances (January 2009 through August 31, 2010)
Wholesale Banking provides financial solutions to businesses across the United States with annual sales generally in excess of $10 million and financial institutions globally. Products include middle market banking, corporate banking, commercial real estate, treasury management, asset-based lending, insurance brokerage, foreign exchange, correspondent banking, trade services, specialized lending, equipment finance, corporate trust, investment banking, capital markets and asset management.
Selected Financial Information

	Quarter ended Sept. 30,
(in millions)	2010	2009	% Change

Total revenue	$5,248	4,934	6%
Provision for credit losses	270	1,368	(80)
Noninterest expense	2,696	2,647	2
Segment net income	1,445	594	143

(in billions)
Average loans	222.5	247.0	(10)
Average assets	363.7	368.4	(1)
Average core deposits	172.2	146.8	17

Wholesale Banking reported net income of $1.4 billion, up $851 million, or 143 percent, from third quarter 2009 and up $33 million, or 2 percent, from the prior quarter. Revenue increased $314 million, or 6 percent, from prior year as growth in commercial mortgage origination and servicing, commercial real estate, Wells Fargo Capital Finance and recoveries in the PCI portfolio more than offset declines in capital markets-related trading revenues. Revenue decreased 7 percent linked quarter related to seasonality in rural crop insurance as well as lower recoveries in the PCI portfolio. Noninterest expense increased $49 million, or 2 percent, from prior year related to higher foreclosed asset and personnel expenses. Total provision for credit losses of $270 million declined $1.1 billion, or 80 percent, from third quarter 2009. The decrease included a $250 million reserve release in the current quarter compared with a $627 million credit reserve build a year ago.
•	Average core deposits up 17 percent from prior year and up 7 percent from prior quarter

•	Strong linked quarter average loan balance growth in asset-backed finance and global financial institutions portfolios

•	New loan commitments in commercial real estate up 265 percent from prior year and up 44 percent from prior quarter as economy begins to recover

•	Wells Fargo Shareowner ServicesSM ranked #1 in overall customer satisfaction and client loyalty in Group 5’s survey of public companies

•	CEO Mobile® named one of the five best mobile banking applications by Bank Technology News
Wealth, Brokerage and Retirement provides a full range of financial advisory services to clients using a comprehensive planning approach to meet each client’s needs. Wealth Management provides affluent and high net worth clients with a complete range of wealth management solutions including financial planning, private banking, credit, investment management and trust. Family Wealth meets the unique needs of the ultra high net worth customers. Retail brokerage’s financial advisors serve customers’ advisory, brokerage and financial needs as part of one of the largest full-service brokerage firms in the U.S. Retirement provides retirement services for individual investors and is a national leader in 401(k) and pension record keeping.
Selected Financial Information

	Quarter ended Sept. 30,
(in millions)	2010	2009	% Change

Total revenue	$2,912	2,768	5%
Provision for credit losses	77	233	(67)
Noninterest expense	2,420	2,333	4
Segment net income	256	111	131

(in billions)
Average loans	42.6	45.4	(6)
Average assets	138.2	129.8	6
Average core deposits	120.7	116.3	4

Wealth, Brokerage and Retirement reported net income of $256 million, down $14 million, or 5 percent, from prior quarter, and up $145 million, or 131 percent, from prior year. Revenue was $2.9 billion, up 5 percent from the prior year, as higher asset-based revenue partially offset lower transactional revenue and securities gains in the brokerage business. Total provision for credit losses decreased $156 million from the prior year, largely reflecting a credit reserve build in the third quarter of last year. Noninterest expense was up 4 percent from the prior year due to growth in broker commissions driven by higher production levels. Average core deposits increased $4 billion, or 4 percent, from the prior year.

Retail Brokerage
•	Client assets of $1.1 trillion, up 4 percent from prior year

•	Managed account assets increased $33 billion, or 18 percent, from prior year driven by the market recovery and solid net flows
Wealth Management
•	Strong deposit growth, with average balances up 8 percent from prior year
Retirement
•	Institutional Retirement plan assets of $221 billion, up $17 billion, or 8 percent, from prior year

•	IRA assets of $254 billion, up $20 billion, or 8 percent, from prior year
Conference Call
The Company will host a live conference call on Wednesday, October 20, at 6:30 a.m. PDT (9:30 a.m. EDT). To access the call, please dial 866-872-5161 (U.S. and Canada) or 706-643-1692 (international). No password is required. The call is also available online at wellsfargo.com/invest_relations/earnings and
http://event.meetingstream.com/r.htm?e=240281&s=1&k=9E85E58A6C441E015358F44355F5C3CD.
A replay of the conference call will also be available beginning at approximately noon PDT (3 p.m. EDT) on October 20 through Wednesday, October 27. Please dial 800-642-1687 (U.S. and Canada) or 706-645-9291 (international) and enter Conference ID 99255853. The replay will also be available online.
Cautionary Statement About Forward-Looking Information
In accordance with the Private Securities Litigation Reform Act of 1995, we caution you that this news release contains forward-looking statements about our future financial performance and business. We make forward-looking statements when we use words such as “believe,” “expect,” “anticipate,” “estimate,” “should,” “may,” “can,” “will,” “outlook,” “project,” “appears” or similar expressions. Forward-looking statements in this news release include, among others, statements about: (i) future credit quality and expected or estimated future loan losses in our loan portfolios; the level and loss content of nonperforming assets and nonaccrual loans, as well as the level of inflows and outflows into nonperforming assets; and the adequacy of the allowance for loan losses, including our current expectation of future reductions in the allowance for loan losses; (ii) reduction or mitigation of risk in our loan portfolios; (iii) our expectation that we will be at a 7 percent Tier 1 common ratio under proposed Basel III capital regulations within the next few quarters; (iv) our foreclosure practices and related matters; and (v) the amount and timing of expected integration activities, expenses and cost savings relating to the Wachovia merger, as well as the expected synergies and benefits of the merger.
Do not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. Several factors could cause actual results to differ materially from expectations including: current and future economic and market conditions, including the effects of further declines in housing prices and high unemployment rates; our capital requirements and our ability to generate capital internally or raise capital on favorable terms (including, without limitation, regulatory capital standards as determined by applicable regulatory authorities); financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act); the extent of success in our loan modification efforts, including the effects of regulatory requirements, or changes in regulatory requirements, relating to loan modifications; the amount of mortgage loan repurchase demands from third parties; our ability to successfully and timely integrate the Wachovia merger and realize the expected cost savings and other benefits, including delays or disruptions in system conversions and higher severance costs; our ability to realize efficiency initiatives to lower expenses when and in the amount expected; recognition of other-than-temporary impairment on securities held in our available-for-sale portfolio; the effect of changes in interest rates on our net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale; hedging gains or losses; disruptions in the capital markets and reduced investor demand for mortgage loans; our ability to sell more products to our customers; the effect of the economic recession on the demand for our products and services; the effect of fluctuations in stock market prices on fee income from our brokerage, asset and wealth management businesses; our election to provide support to our mutual funds for structured credit products they may hold; changes in the value of our venture capital investments; changes in our accounting policies or in accounting standards or in how accounting standards are to be applied; changes in our credit ratings and changes in the credit ratings of our customers or counterparties; mergers and acquisitions; federal and state regulations; reputational damage from negative publicity, fines, penalties and other negative consequences from regulatory violations; the loss of checking and saving account deposits to other investments such as the stock market; and fiscal and monetary policies of the Federal Reserve Board. There is no assurance that our allowance for credit losses will be adequate to cover future credit losses, especially if credit markets, housing prices, and unemployment do not improve. Increases in loan charge-offs or in the allowance for credit losses and related provision expense could materially adversely affect our financial results and condition. For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, and June 30, 2010, including the discussions under “Risk Factors” in each of those reports, as filed with the SEC and available on the SEC’s website at www.sec.gov. Any factor described above or in our SEC reports could, by itself or together with one or more other factors, adversely affect our financial results and condition.
About Wells Fargo
Wells Fargo & Company (NYSE: WFC) is a nationwide, diversified, community-based financial services company with $1.2 trillion in assets. Founded in 1852 and headquartered in San Francisco, Wells Fargo provides banking, insurance, investments, mortgage, and consumer and commercial finance through more than 9,000 stores, 12,000 ATMs, the Internet (wellsfargo.com and wachovia.com), and other distribution channels across North America and internationally. With more than 278,000 team members, Wells Fargo serves one in three households in America. Wells Fargo & Company was ranked #19 on Fortune’s 2009 rankings of America’s largest corporations. Wells Fargo’s vision is to satisfy all our customers’ financial needs and help them succeed financially.
# # #

Wells Fargo & Company and Subsidiaries
QUARTERLY FINANCIAL DATA
TABLE OF CONTENTS

Pages

Summary Information
Summary Financial Data	18-19

Income
Consolidated Statement of Income	20-21
Average Balances, Yields and Rates Paid	22-23
Noninterest Income and Noninterest Expense	24-25

Balance Sheet
Consolidated Balance Sheet	26-27
Average Balances	28

Loans
Loans	29
Nonaccrual Loans and Other Nonperforming Assets	29
Loans 90 Days or More Past Due and Still Accruing	30
Purchased Credit-Impaired Loans	31-33
Pick-A-Pay Portfolio	34
Home Equity Portfolios	35
Allowance for Credit Losses	36-37

Equity
Condensed Consolidated Statement of Changes in Total Equity	38
Tier 1 Common Equity	39

Operating Segments
Operating Segment Results	40-41

Other
Mortgage Servicing and other related data	42-44

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA

	Quarter ended Sept. 30,		%	Nine months ended Sept. 30,		%
($ in millions, except per share amounts)	2010	2009	Change	2010	2009	Change

For the Period
Wells Fargo net income	$3,339	3,235	3%	$8,948	9,452	(5)%
Wells Fargo net income applicable to common stock	3,150	2,637	19	8,400	7,596	11
Diluted earnings per common share	0.60	0.56	7	1.60	1.69	(5)
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	1.09%	1.03	6	0.98	1.00	(2)
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	10.90	12.04	(9)	10.11	13.29	(24)
Efficiency ratio (1)	58.7	52.0	13	58.3	54.9	6
Total revenue	$20,874	22,466	(7)	$63,716	65,990	(3)
Pre-tax pre-provision profit (PTPP) (2)	8,621	10,782	(20)	26,600	29,791	(11)
Dividends declared per common share	0.05	0.05	-	0.15	0.44	(66)
Average common shares outstanding	5,240.1	4,678.3	12	5,216.9	4,471.2	17
Diluted average common shares outstanding	5,273.2	4,706.4	12	5,252.9	4,485.3	17
Average loans	$759,483	810,191	(6)	$776,305	833,076	(7)
Average assets	1,220,368	1,246,051	(2)	1,223,535	1,270,071	(4)
Average core deposits (3)	771,957	759,319	2	764,345	759,668	1
Average retail core deposits (4)	571,062	584,414	(2)	572,567	590,499	(3)
Net interest margin	4.25%	4.36	(3)	4.30	4.27	1

At Period End
Securities available for sale	$176,875	183,814	(4)	$176,875	183,814	(4)
Loans	753,664	799,952	(6)	753,664	799,952	(6)
Allowance for loan losses	23,939	24,028	-	23,939	24,028	-
Goodwill	24,831	24,052	3	24,831	24,052	3
Assets	1,220,784	1,228,625	(1)	1,220,784	1,228,625	(1)
Core deposits (3)	771,792	747,913	3	771,792	747,913	3
Wells Fargo stockholders’ equity	123,658	122,150	1	123,658	122,150	1
Total equity	125,165	128,924	(3)	125,165	128,924	(3)
Capital ratios:
Total equity to assets	10.25%	10.49	(2)	10.25	10.49	(2)
Risk-based capital (5):
Tier 1 capital	10.90	10.63	3	10.90	10.63	3
Total capital	14.88	14.66	2	14.88	14.66	2
Tier 1 leverage (5)	9.01	9.03	-	9.01	9.03	-
Tier 1 common equity (6)	8.01	5.18	55	8.01	5.18	55

Book value per common share	$22.04	19.46	13	$22.04	19.46	13

Team members (active, full-time equivalent)	266,900	265,100	1	266,900	265,100	1

Common stock price:
High	$28.77	29.56	(3)	$34.25	30.47	12
Low	23.02	22.08	4	23.02	7.80	195
Period end	25.12	28.18	(11)	25.12	28.18	(11)

(1)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).
(2)	Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.
(3)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates, certain market rate and other savings, and certain foreign deposits (Eurodollar sweep balances).
(4)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.
(5)	The September 30, 2010, ratios are preliminary.
(6)	See page 39 for additional information.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER SUMMARY FINANCIAL DATA

	Quarter ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
($ in millions, except per share amounts)	2010	2010	2010	2009	2009

For the Quarter
Wells Fargo net income	$3,339	3,062	2,547	2,823	3,235
Wells Fargo net income applicable to common stock	3,150	2,878	2,372	394	2,637
Diluted earnings per common share	0.60	0.55	0.45	0.08	0.56

Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	1.09%	1.00	0.84	0.90	1.03
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	10.90	10.40	8.96	1.66	12.04

Efficiency ratio (1)	58.7	59.6	56.5	56.5	52.0

Total revenue	$20,874	21,394	21,448	22,696	22,466
Pre-tax pre-provision profit (PTPP) (2)	8,621	8,648	9,331	9,875	10,782
Dividends declared per common share	0.05	0.05	0.05	0.05	0.05
Average common shares outstanding	5,240.1	5,219.7	5,190.4	4,764.8	4,678.3
Diluted average common shares outstanding	5,273.2	5,260.8	5,225.2	4,796.1	4,706.4

Average loans	$759,483	772,460	797,389	792,440	810,191
Average assets	1,220,368	1,224,180	1,226,120	1,239,456	1,246,051
Average core deposits (3)	771,957	761,767	759,169	770,750	759,319
Average retail core deposits (4)	571,062	574,436	573,653	580,873	584,414
Net interest margin	4.25%	4.38	4.27	4.31	4.36

At Quarter End
Securities available for sale	$176,875	157,927	162,487	172,710	183,814
Loans	753,664	766,265	781,430	782,770	799,952
Allowance for loan losses	23,939	24,584	25,123	24,516	24,028
Goodwill	24,831	24,820	24,819	24,812	24,052
Assets	1,220,784	1,225,862	1,223,630	1,243,646	1,228,625
Core deposits (3)	771,792	758,680	756,050	780,737	747,913
Wells Fargo stockholders’ equity	123,658	119,772	116,142	111,786	122,150
Total equity	125,165	121,398	118,154	114,359	128,924
Capital ratios:
Total equity to assets	10.25%	9.90	9.66	9.20	10.49
Risk-based capital (5):
Tier 1 capital	10.90	10.51	9.93	9.25	10.63
Total capital	14.88	14.53	13.90	13.26	14.66
Tier 1 leverage (5)	9.01	8.66	8.34	7.87	9.03
Tier 1 common equity (6)	8.01	7.61	7.09	6.46	5.18

Book value per common share	$22.04	21.35	20.76	20.03	19.46

Team members (active, full-time equivalent)	266,900	267,600	267,400	267,300	265,100

Common stock price:
High	$28.77	34.25	31.99	31.53	29.56
Low	23.02	25.52	26.37	25.00	22.08
Period end	25.12	25.60	31.12	26.99	28.18

(1)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).
(2)	Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.
(3)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates, certain market rate and other savings, and certain foreign deposits (Eurodollar sweep balances).
(4)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.
(5)	The September 30, 2010, ratios are preliminary.
(6)	See page 39 for additional information.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

	Quarter ended Sept. 30,		%	Nine months ended Sept. 30,		%
(in millions, except per share amounts)	2010	2009	Change	2010	2009	Change

Interest income
Trading assets	$270	216	25%	$803	688	17%
Securities available for sale	2,492	2,947	(15)	7,292	8,543	(15)
Mortgages held for sale	449	524	(14)	1,241	1,484	(16)
Loans held for sale	22	34	(35)	86	151	(43)
Loans	9,779	10,170	(4)	30,094	31,467	(4)
Other interest income	118	77	53	311	249	25

Total interest income	13,130	13,968	(6)	39,827	42,582	(6)

Interest expense
Deposits	721	905	(20)	2,170	2,861	(24)
Short-term borrowings	27	32	(16)	66	210	(69)
Long-term debt	1,226	1,301	(6)	3,735	4,565	(18)
Other interest expense	58	46	26	162	122	33

Total interest expense	2,032	2,284	(11)	6,133	7,758	(21)

Net interest income	11,098	11,684	(5)	33,694	34,824	(3)
Provision for credit losses	3,445	6,111	(44)	12,764	15,755	(19)

Net interest income after provision for credit losses	7,653	5,573	37	20,930	19,069	10

Noninterest income
Service charges on deposit accounts	1,132	1,478	(23)	3,881	4,320	(10)
Trust and investment fees	2,564	2,502	2	7,976	7,130	12
Card fees	935	946	(1)	2,711	2,722	-
Other fees	1,004	950	6	2,927	2,814	4
Mortgage banking	2,499	3,067	(19)	6,980	8,617	(19)
Insurance	397	468	(15)	1,562	1,644	(5)
Net gains from trading activities	470	622	(24)	1,116	2,158	(48)
Net losses on debt securities available for sale	(114)	(40)	185	(56)	(237)	(76)
Net gains (losses) from equity investments	131	29	352	462	(88)	NM
Operating leases	222	224	(1)	736	522	41
Other	536	536	-	1,727	1,564	10

Total noninterest income	9,776	10,782	(9)	30,022	31,166	(4)

Noninterest expense
Salaries	3,478	3,428	1	10,356	10,252	1
Commission and incentive compensation	2,280	2,051	11	6,497	5,935	9
Employee benefits	1,074	1,034	4	3,459	3,545	(2)
Equipment	557	563	(1)	1,823	1,825	-
Net occupancy	742	778	(5)	2,280	2,357	(3)
Core deposit and other intangibles	548	642	(15)	1,650	1,935	(15)
FDIC and other deposit assessments	300	228	32	896	1,547	(42)
Other	3,274	2,960	11	10,155	8,803	15

Total noninterest expense	12,253	11,684	5	37,116	36,199	3

Income before income tax expense	5,176	4,671	11	13,836	14,036	(1)
Income tax expense	1,751	1,355	29	4,666	4,382	6

Net income before noncontrolling interests	3,425	3,316	3	9,170	9,654	(5)
Less: Net income from noncontrolling interests	86	81	6	222	202	10

Wells Fargo net income	$3,339	3,235	3	$8,948	9,452	(5)

Wells Fargo net income applicable to common stock	$3,150	2,637	19	$8,400	7,596	11

Per share information
Earnings per common share	$0.60	0.56	7	$1.61	1.70	(5)
Diluted earnings per common share	0.60	0.56	7	1.60	1.69	(5)
Dividends declared per common share	0.05	0.05	-	0.15	0.44	(66)
Average common shares outstanding	5,240.1	4,678.3	12	5,216.9	4,471.2	17
Diluted average common shares outstanding	5,273.2	4,706.4	12	5,252.9	4,485.3	17

NM - Not meaningful

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(in millions, except per share amounts)	2010	2010	2010	2009	2009

Interest income
Trading assets	$270	266	267	230	216
Securities available for sale	2,492	2,385	2,415	2,776	2,947
Mortgages held for sale	449	405	387	446	524
Loans held for sale	22	30	34	32	34
Loans	9,779	10,277	10,038	10,122	10,170
Other interest income	118	109	84	86	77

Total interest income	13,130	13,472	13,225	13,692	13,968

Interest expense
Deposits	721	714	735	913	905
Short-term borrowings	27	21	18	12	32
Long-term debt	1,226	1,233	1,276	1,217	1,301
Other interest expense	58	55	49	50	46

Total interest expense	2,032	2,023	2,078	2,192	2,284

Net interest income	11,098	11,449	11,147	11,500	11,684
Provision for credit losses	3,445	3,989	5,330	5,913	6,111

Net interest income after provision for credit losses	7,653	7,460	5,817	5,587	5,573

Noninterest income
Service charges on deposit accounts	1,132	1,417	1,332	1,421	1,478
Trust and investment fees	2,564	2,743	2,669	2,605	2,502
Card fees	935	911	865	961	946
Other fees	1,004	982	941	990	950
Mortgage banking	2,499	2,011	2,470	3,411	3,067
Insurance	397	544	621	482	468
Net gains from trading activities	470	109	537	516	622
Net gains (losses) on debt securities available for sale	(114)	30	28	110	(40)
Net gains from equity investments	131	288	43	273	29
Operating leases	222	329	185	163	224
Other	536	581	610	264	536

Total noninterest income	9,776	9,945	10,301	11,196	10,782

Noninterest expense
Salaries	3,478	3,564	3,314	3,505	3,428
Commission and incentive compensation	2,280	2,225	1,992	2,086	2,051
Employee benefits	1,074	1,063	1,322	1,144	1,034
Equipment	557	588	678	681	563
Net occupancy	742	742	796	770	778
Core deposit and other intangibles	548	553	549	642	642
FDIC and other deposit assessments	300	295	301	302	228
Other	3,274	3,716	3,165	3,691	2,960

Total noninterest expense	12,253	12,746	12,117	12,821	11,684

Income before income tax expense	5,176	4,659	4,001	3,962	4,671
Income tax expense	1,751	1,514	1,401	949	1,355

Net income before noncontrolling interests	3,425	3,145	2,600	3,013	3,316
Less: Net income from noncontrolling interests	86	83	53	190	81

Wells Fargo net income	$3,339	3,062	2,547	2,823	3,235

Wells Fargo net income applicable to common stock	$3,150	2,878	2,372	394	2,637

Per share information
Earnings per common share	$0.60	0.55	0.46	0.08	0.56
Diluted earnings per common share	0.60	0.55	0.45	0.08	0.56
Dividends declared per common share	0.05	0.05	0.05	0.05	0.05
Average common shares outstanding	5,240.1	5,219.7	5,190.4	4,764.8	4,678.3
Diluted average common shares outstanding	5,273.2	5,260.8	5,225.2	4,796.1	4,706.4

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS)(1)(2)

	Quarter ended Sept. 30,
	2010			2009
			Interest			Interest
	Average	Yields/	income/	Average	Yields/	income/
(in millions)	balance	rates	expense	balance	rates	expense

Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$70,839	0.38%	$67	16,356	0.66%	$27
Trading assets	29,080	3.77	275	20,518	4.29	221
Debt securities available for sale (3):
Securities of U.S. Treasury and federal agencies	1,673	2.79	11	2,545	3.79	24
Securities of U.S. states and political subdivisions	17,220	5.89	249	12,818	6.28	204
Mortgage-backed securities:
Federal agencies	70,486	5.35	885	94,457	5.34	1,221
Residential and commercial	33,425	12.53	987	43,214	9.56	1,089

Total mortgage-backed securities	103,911	7.67	1,872	137,671	6.75	2,310
Other debt securities (4)	35,533	6.02	503	33,294	7.00	568

Total debt securities available for sale (4)	158,337	7.05	2,635	186,328	6.72	3,106
Mortgages held for sale (5)	38,073	4.72	449	40,604	5.16	524
Loans held for sale (5)	3,223	2.71	22	4,975	2.67	34
Loans:
Commercial and commercial real estate:
Commercial	146,139	4.57	1,679	175,642	4.34	1,919
Real estate mortgage	99,082	4.15	1,036	95,612	3.45	832
Real estate construction	29,469	3.31	246	40,487	2.94	300
Lease financing	13,156	9.07	298	14,360	9.14	328

Total commercial and commercial real estate	287,846	4.50	3,259	326,101	4.12	3,379

Consumer:
Real estate 1-4 family first mortgage	231,172	5.16	2,987	235,051	5.35	3,154
Real estate 1-4 family junior lien mortgage	100,257	4.41	1,114	105,779	4.62	1,229
Credit card	22,048	13.57	748	23,448	11.65	683
Other revolving credit and installment	87,884	6.50	1,441	90,199	6.48	1,473

Total consumer	441,361	5.68	6,290	454,477	5.73	6,539

Foreign	30,276	3.15	240	29,613	3.61	270

Total loans (5)	759,483	5.13	9,789	810,191	5.00	10,188
Other	5,912	3.53	53	6,088	3.29	49

Total earning assets	$1,064,947	5.01%	$13,290	1,085,060	5.20%	$14,149

Funding sources
Deposits:
Interest-bearing checking	$59,677	0.10%	$15	59,467	0.15%	$21
Market rate and other savings	419,996	0.25	269	369,120	0.34	317
Savings certificates	85,044	1.50	322	129,698	1.35	442
Other time deposits	14,400	2.33	83	18,248	1.93	89
Deposits in foreign offices	52,061	0.24	32	56,820	0.25	36

Total interest-bearing deposits	631,178	0.45	721	633,353	0.57	905
Short-term borrowings	46,468	0.26	31	39,828	0.35	36
Long-term debt	177,077	2.76	1,226	222,580	2.33	1,301
Other liabilities	6,764	3.39	58	5,620	3.30	46

Total interest-bearing liabilities	861,487	0.94	2,036	901,381	1.01	2,288
Portion of noninterest-bearing funding sources	203,460	-	-	183,679	-	-

Total funding sources	$1,064,947	0.76	2,036	1,085,060	0.84	2,288

Net interest margin and net interest income on a taxable-equivalent basis (6)		4.25%	$11,254		4.36%	$11,861

Noninterest-earning assets
Cash and due from banks	$17,000			18,084
Goodwill	24,829			24,435
Other	113,592			118,472

Total noninterest-earning assets	$155,421			160,991

Noninterest-bearing funding sources
Deposits	$184,837			172,588
Other liabilities	50,013			47,646
Total equity	124,031			124,436
Noninterest-bearing funding sources used to fund earning assets	(203,460)			(183,679)

Net noninterest-bearing funding sources	$155,421			160,991

Total assets	$1,220,368			1,246,051

(1)	Our average prime rate was 3.25% for the quarters ended September 30, 2010 and 2009. The average three-month London Interbank Offered Rate (LIBOR) was 0.39% and 0.41% for the same quarters, respectively.
(2)	Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3)	Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts include the effects of any unrealized gain or loss marks but those marks carried in other comprehensive income are not included in yield determination of affected earning assets. Thus yields are based on amortized cost balances computed on a settlement date basis.
(4)	Includes certain preferred securities.
(5)	Nonaccrual loans and related income are included in their respective loan categories.
(6)	Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS)(1)(2)

	Nine months ended Sept. 30,
	2010			2009
			Interest			Interest
	Average	Yields/	income/	Average	Yields/	income/
(in millions)	balance	rates	expense	balance	rates	expense

Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$59,905	0.35%	$156	20,411	0.73%	$111
Trading assets	28,588	3.82	819	20,389	4.64	709
Debt securities available for sale (3):
Securities of U.S. Treasury and federal agencies	2,013	3.36	49	2,514	2.61	48
Securities of U.S. states and political subdivisions	15,716	6.29	725	12,409	6.39	623
Mortgage-backed securities:
Federal agencies	74,330	5.38	2,838	87,916	5.45	3,492
Residential and commercial	33,133	10.58	2,546	41,070	9.05	3,150

Total mortgage-backed securities	107,463	7.01	5,384	128,986	6.72	6,642
Other debt securities (4)	33,727	6.56	1,557	31,437	7.01	1,691

Total debt securities available for sale (4)	158,919	6.80	7,715	175,346	6.69	9,004
Mortgages held for sale (5)	33,903	4.88	1,241	38,315	5.16	1,484
Loans held for sale (5)	4,660	2.46	86	6,693	3.01	151
Loans:
Commercial and commercial real estate:
Commercial	150,153	4.83	5,431	186,610	4.10	5,725
Real estate mortgage	98,264	3.91	2,875	95,928	3.50	2,510
Real estate construction	32,770	3.27	801	41,735	2.89	901
Lease financing	13,592	9.28	946	14,968	9.04	1,015

Total commercial and commercial real estate	294,779	4.56	10,053	339,241	4.00	10,151

Consumer:
Real estate 1-4 family first mortgage	237,848	5.22	9,305	240,409	5.51	9,926
Real estate 1-4 family junior lien mortgage	102,839	4.47	3,444	108,094	4.81	3,894
Credit card	22,539	13.32	2,251	23,236	12.16	2,118
Other revolving credit and installment	88,998	6.49	4,320	91,240	6.60	4,502

Total consumer	452,224	5.70	19,320	462,979	5.90	20,440

Foreign	29,302	3.46	758	30,856	4.02	929

Total loans (5)	776,305	5.18	30,131	833,076	5.05	31,520
Other	6,021	3.45	156	6,102	3.02	137

Total earning assets	$1,068,301	5.07%	$40,304	1,100,332	5.21%	$43,116

Funding sources
Deposits:
Interest-bearing checking	$60,961	0.13%	$57	73,195	0.14%	$77
Market rate and other savings	412,060	0.27	822	339,081	0.42	1,072
Savings certificates	89,824	1.43	962	150,607	1.14	1,280
Other time deposits	15,066	2.08	235	21,794	1.97	321
Deposits in foreign offices	54,973	0.23	94	50,907	0.29	111

Total interest-bearing deposits	632,884	0.46	2,170	635,584	0.60	2,861
Short-term borrowings	45,549	0.22	75	58,447	0.50	217
Long-term debt	193,724	2.57	3,735	238,909	2.55	4,568
Other liabilities	6,393	3.38	162	4,675	3.50	122

Total interest-bearing liabilities	878,550	0.93	6,142	937,615	1.11	7,768
Portion of noninterest-bearing funding sources	189,751	-	-	162,717	-	-

Total funding sources	$1,068,301	0.77	6,142	1,100,332	0.94	7,768

Net interest margin and net interest income on a taxable-equivalent basis (6)		4.30%	$34,162		4.27%	$35,348

Noninterest-earning assets
Cash and due from banks	$17,484			19,218
Goodwill	24,822			23,964
Other	112,928			126,557

Total noninterest-earning assets	$155,234			169,739

Noninterest-bearing funding sources
Deposits	$177,975			169,187
Other liabilities	46,174			49,249
Total equity	120,836			114,020
Noninterest-bearing funding sources used to fund earning assets	(189,751)			(162,717)

Net noninterest-bearing funding sources	$155,234			169,739

Total assets	$1,223,535			1,270,071

(1)	Our average prime rate was 3.25% for the nine months ended September 30, 2010 and 2009. The average three-month London Interbank Offered Rate (LIBOR) was 0.36% and 0.83% for the same nine months, respectively.
(2)	Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3)	Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts include the effects of any unrealized gain or loss marks but those marks carried in other comprehensive income are not included in yield determination of affected earning assets. Thus yields are based on amortized cost balances computed on a settlement date basis.
(4)	Includes certain preferred securities.
(5)	Nonaccrual loans and related income are included in their respective loan categories.
(6)	Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

	Quarter ended Sept. 30,		%		Nine months ended Sept. 30,		%
(in millions)	2010	2009	Change		2010	2009	Change

Service charges on deposit accounts	$1,132	1,478	(23	) %	$3,881	4,320	(10)%
Trust and investment fees:
Trust, investment and IRA fees	924	989	(7)		3,008	2,550	18
Commissions and all other fees	1,640	1,513	8		4,968	4,580	8

Total trust and investment fees	2,564	2,502	2		7,976	7,130	12

Card fees	935	946	(1)		2,711	2,722	-
Other fees:
Cash network fees	73	60	22		186	176	6
Charges and fees on loans	424	453	(6)		1,244	1,326	(6)
Processing and all other fees	507	437	16		1,497	1,312	14

Total other fees	1,004	950	6		2,927	2,814	4

Mortgage banking (1):
Servicing income, net	516	1,919	(73)		3,100	3,641	(15)
Net gains on mortgage loan origination/sales activities	1,983	1,148	73		3,880	4,976	(22)

Total mortgage banking	2,499	3,067	(19)		6,980	8,617	(19)

Insurance	397	468	(15)		1,562	1,644	(5)
Net gains from trading activities	470	622	(24)		1,116	2,158	(48)
Net losses on debt securities available for sale	(114)	(40)	185		(56)	(237)	(76)
Net gains (losses) from equity investments	131	29	352		462	(88)	NM
Operating leases	222	224	(1)		736	522	41
All other	536	536	-		1,727	1,564	10

Total	$9,776	10,782	(9)		$30,022	31,166	(4)

NM - Not meaningful
(1) 2009 categories have been revised to conform to current presentation.

NONINTEREST EXPENSE

	Quarter ended Sept. 30,		%		Nine months ended Sept. 30,		%
(in millions)	2010	2009	Change		2010	2009	Change

Salaries	$3,478	3,428	1%		$10,356	10,252	1%
Commission and incentive compensation	2,280	2,051	11		6,497	5,935	9
Employee benefits	1,074	1,034	4		3,459	3,545	(2)
Equipment	557	563	(1)		1,823	1,825	-
Net occupancy	742	778	(5)		2,280	2,357	(3)
Core deposit and other intangibles	548	642	(15)		1,650	1,935	(15)
FDIC and other deposit assessments	300	228	32		896	1,547	(42)
Outside professional services	533	489	9		1,589	1,350	18
Contract services	430	254	69		1,161	726	60
Foreclosed assets	366	243	51		1,085	678	60
Outside data processing	263	251	5		811	745	9
Postage, stationery and supplies	233	211	10		705	701	1
Operating losses	230	117	97		1,065	448	138
Insurance	62	208	(70)		374	734	(49)
Telecommunications	146	142	3		445	464	(4)
Travel and entertainment	195	151	29		562	387	45
Advertising and promotion	170	160	6		438	396	11
Operating leases	21	52	(60)		85	183	(54)
All other	625	682	(8)		1,835	1,991	(8)

Total	$12,253	11,684	5		$37,116	36,199	3

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONINTEREST INCOME

	Quarter ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(in millions)	2010	2010	2010	2009	2009

Service charges on deposit accounts	$1,132	1,417	1,332	1,421	1,478
Trust and investment fees:
Trust, investment and IRA fees	924	1,035	1,049	1,038	989
Commissions and all other fees	1,640	1,708	1,620	1,567	1,513

Total trust and investment fees	2,564	2,743	2,669	2,605	2,502

Card fees	935	911	865	961	946
Other fees:
Cash network fees	73	58	55	55	60
Charges and fees on loans	424	401	419	475	453
Processing and all other fees	507	523	467	460	437

Total other fees	1,004	982	941	990	950

Mortgage banking (1):
Servicing income, net	516	1,218	1,366	2,150	1,919
Net gains on mortgage loan origination/sales activities	1,983	793	1,104	1,261	1,148

Total mortgage banking	2,499	2,011	2,470	3,411	3,067

Insurance	397	544	621	482	468
Net gains from trading activities	470	109	537	516	622
Net gains (losses) on debt securities available for sale	(114)	30	28	110	(40)
Net gains from equity investments	131	288	43	273	29
Operating leases	222	329	185	163	224
All other	536	581	610	264	536

Total	$9,776	9,945	10,301	11,196	10,782

(1) 2009 categories have been revised to conform to current presentation.

FIVE QUARTER NONINTEREST EXPENSE

	Quarter ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(in millions)	2010	2010	2010	2009	2009

Salaries	$3,478	3,564	3,314	3,505	3,428
Commission and incentive compensation	2,280	2,225	1,992	2,086	2,051
Employee benefits	1,074	1,063	1,322	1,144	1,034
Equipment	557	588	678	681	563
Net occupancy	742	742	796	770	778
Core deposit and other intangibles	548	553	549	642	642
FDIC and other deposit assessments	300	295	301	302	228
Outside professional services	533	572	484	632	489
Contract services	430	384	347	362	254
Foreclosed assets	366	333	386	393	243
Outside data processing	263	276	272	282	251
Postage, stationery and supplies	233	230	242	232	211
Operating losses	230	627	208	427	117
Insurance	62	164	148	111	208
Telecommunications	146	156	143	146	142
Travel and entertainment	195	196	171	188	151
Advertising and promotion	170	156	112	176	160
Operating leases	21	27	37	44	52
All other	625	595	615	698	682

Total	$12,253	12,746	12,117	12,821	11,684

Wells Fargo & Company and Subsidiaries
CONSOLIDATED BALANCE SHEET

	Sept. 30,	Dec. 31,
(in millions, except shares)	2010	2009	% Change

Assets
Cash and due from banks	$16,001	27,080	(41)%
Federal funds sold, securities purchased under resale agreements and other short-term investments	56,549	40,885	38
Trading assets	49,271	43,039	14
Securities available for sale	176,875	172,710	2
Mortgages held for sale (includes $42,791 and $36,962 carried at fair value)	46,001	39,094	18
Loans held for sale (includes $436 and $149 carried at fair value)	1,188	5,733	(79)

Loans (includes $353 carried at fair value at September 30, 2010)	753,664	782,770	(4)
Allowance for loan losses	(23,939)	(24,516)	(2)

Net loans	729,725	758,254	(4)

Mortgage servicing rights:
Measured at fair value (residential MSRs)	12,486	16,004	(22)
Amortized	1,013	1,119	(9)
Premises and equipment, net	9,636	10,736	(10)
Goodwill	24,831	24,812	-
Other assets	97,208	104,180	(7)

Total assets	$1,220,784	1,243,646	(2)

Liabilities
Noninterest-bearing deposits	$184,451	181,356	2
Interest-bearing deposits	630,061	642,662	(2)

Total deposits	814,512	824,018	(1)
Short-term borrowings	50,715	38,966	30
Accrued expenses and other liabilities	67,249	62,442	8
Long-term debt (includes $351 carried at fair value at September 30, 2010)	163,143	203,861	(20)

Total liabilities	1,095,619	1,129,287	(3)

Equity
Wells Fargo stockholders’ equity:
Preferred stock	8,840	8,485	4
Common stock - $1-2/3 par value, authorized 9,000,000,000 shares; issued 5,253,819,623 shares and 5,245,971,422 shares	8,756	8,743	-
Additional paid-in capital	52,899	52,878	-
Retained earnings	48,953	41,563	18
Cumulative other comprehensive income	5,502	3,009	83
Treasury stock - 9,442,860 shares and 67,346,829 shares	(466)	(2,450)	(81)
Unearned ESOP shares	(826)	(442)	87

Total Wells Fargo stockholders’ equity	123,658	111,786	11
Noncontrolling interests	1,507	2,573	(41)

Total equity	125,165	114,359	9

Total liabilities and equity	$1,220,784	1,243,646	(2)

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEET

	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(in millions)	2010	2010	2010	2009	2009

Assets
Cash and due from banks	$16,001	17,571	16,301	27,080	17,233
Federal funds sold, securities purchased under resale agreements and other short-term investments	56,549	73,898	54,192	40,885	17,491
Trading assets	49,271	47,132	47,028	43,039	43,198
Securities available for sale	176,875	157,927	162,487	172,710	183,814
Mortgages held for sale	46,001	38,581	34,737	39,094	35,538
Loans held for sale	1,188	3,999	5,140	5,733	5,846

Loans	753,664	766,265	781,430	782,770	799,952
Allowance for loan losses	(23,939)	(24,584)	(25,123)	(24,516)	(24,028)

Net loans	729,725	741,681	756,307	758,254	775,924

Mortgage servicing rights:
Measured at fair value (residential MSRs)	12,486	13,251	15,544	16,004	14,500
Amortized	1,013	1,037	1,069	1,119	1,162
Premises and equipment, net	9,636	10,508	10,405	10,736	11,040
Goodwill	24,831	24,820	24,819	24,812	24,052
Other assets	97,208	95,457	95,601	104,180	98,827

Total assets	$1,220,784	1,225,862	1,223,630	1,243,646	1,228,625

Liabilities
Noninterest-bearing deposits	$184,451	175,015	170,518	181,356	165,260
Interest-bearing deposits	630,061	640,608	634,375	642,662	631,488

Total deposits	814,512	815,623	804,893	824,018	796,748
Short-term borrowings	50,715	45,187	46,333	38,966	30,800
Accrued expenses and other liabilities	67,249	58,582	54,371	62,442	57,861
Long-term debt	163,143	185,072	199,879	203,861	214,292

Total liabilities	1,095,619	1,104,464	1,105,476	1,129,287	1,099,701

Equity
Wells Fargo stockholders’ equity:
Preferred stock	8,840	8,980	9,276	8,485	31,589
Common stock	8,756	8,743	8,743	8,743	7,927
Additional paid-in capital	52,899	52,687	53,156	52,878	40,343
Retained earnings	48,953	46,126	43,636	41,563	41,485
Cumulative other comprehensive income	5,502	4,844	4,087	3,009	4,088
Treasury stock	(466)	(631)	(1,460)	(2,450)	(2,771)
Unearned ESOP shares	(826)	(977)	(1,296)	(442)	(511)

Total Wells Fargo stockholders’ equity	123,658	119,772	116,142	111,786	122,150
Noncontrolling interests	1,507	1,626	2,012	2,573	6,774

Total equity	125,165	121,398	118,154	114,359	128,924

Total liabilities and equity	$1,220,784	1,225,862	1,223,630	1,243,646	1,228,625

Wells Fargo & Company and Subsidiaries
FIVE QUARTER AVERAGE BALANCES

	Quarter ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(in millions)	2010	2010	2010	2009	2009

Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$70,839	67,712	40,833	46,031	16,356
Trading assets	29,080	28,760	27,911	23,179	20,518
Debt securities available for sale:
Securities of U.S. Treasury and federal agencies	1,673	2,094	2,278	2,381	2,545
Securities of U.S. states and political subdivisions	17,220	16,192	13,696	13,574	12,818
Mortgage-backed securities:
Federal agencies	70,486	72,876	79,730	85,063	94,457
Residential and commercial	33,425	33,197	32,768	43,243	43,214

Total mortgage-backed securities	103,911	106,073	112,498	128,306	137,671
Other debt securities (1)	35,533	33,270	32,346	33,710	33,294

Total debt securities available for sale (1)	158,337	157,629	160,818	177,971	186,328
Mortgages held for sale (2)	38,073	32,196	31,368	34,750	40,604
Loans held for sale (2)	3,223	4,386	6,406	5,104	4,975
Loans:
Commercial and commercial real estate:
Commercial	146,139	147,965	156,466	164,050	175,642
Real estate mortgage	99,082	97,731	97,967	97,296	95,612
Real estate construction	29,469	33,060	35,852	38,364	40,487
Lease financing	13,156	13,622	14,008	14,107	14,360

Total commercial and commercial real estate	287,846	292,378	304,293	313,817	326,101

Consumer:
Real estate 1-4 family first mortgage	231,172	237,500	245,024	232,273	235,051
Real estate 1-4 family junior lien mortgage	100,257	102,678	105,640	103,584	105,779
Credit card	22,048	22,239	23,345	23,717	23,448
Other revolving credit and installment	87,884	88,617	90,526	88,963	90,199

Total consumer	441,361	451,034	464,535	448,537	454,477

Foreign	30,276	29,048	28,561	30,086	29,613

Total loans (2)	759,483	772,460	797,389	792,440	810,191
Other	5,912	6,082	6,069	6,147	6,088

Total earning assets	$1,064,947	1,069,225	1,070,794	1,085,622	1,085,060

Funding sources
Deposits:
Interest-bearing checking	$59,677	61,212	62,021	61,229	59,467
Market rate and other savings	419,996	412,062	403,945	389,905	369,120
Savings certificates	85,044	89,773	94,763	109,306	129,698
Other time deposits	14,400	14,936	15,878	16,501	18,248
Deposits in foreign offices	52,061	57,461	55,434	59,870	56,820

Total interest-bearing deposits	631,178	635,444	632,041	636,811	633,353
Short-term borrowings	46,468	45,082	45,081	32,757	39,828
Long-term debt	177,077	195,440	209,008	210,707	222,580
Other liabilities	6,764	6,737	5,664	5,587	5,620

Total interest-bearing liabilities	861,487	882,703	891,794	885,862	901,381
Portion of noninterest-bearing funding sources	203,460	186,522	179,000	199,760	183,679

Total funding sources	$1,064,947	1,069,225	1,070,794	1,085,622	1,085,060

Noninterest-earning assets
Cash and due from banks	$17,000	17,415	18,049	19,216	18,084
Goodwill	24,829	24,820	24,816	24,093	24,435
Other	113,592	112,720	112,461	110,525	118,472

Total noninterest-earning assets	$155,421	154,955	155,326	153,834	160,991

Noninterest-bearing funding sources
Deposits	$184,837	176,908	172,039	179,204	172,588
Other liabilities	50,013	43,713	44,739	45,058	47,646
Total equity	124,031	120,856	117,548	129,332	124,436
Noninterest-bearing funding sources used to fund earning assets	(203,460)	(186,522)	(179,000)	(199,760)	(183,679)

Net noninterest-bearing funding sources	$155,421	154,955	155,326	153,834	160,991

Total assets	$1,220,368	1,224,180	1,226,120	1,239,456	1,246,051

(1)	Includes certain preferred securities.
(2)	Nonaccrual loans are included in their respective loan categories.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER LOANS

	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(in millions)	2010	2010	2010	2009	2009

Commercial and commercial real estate:
Commercial	$147,321	146,084	150,587	158,352	169,610
Real estate mortgage (1)	98,755	99,626	97,846	97,527	95,787
Real estate construction (1)	27,911	30,879	34,505	36,978	39,374
Lease financing	12,993	13,492	13,887	14,210	14,115

Total commercial and commercial real estate	286,980	290,081	296,825	307,067	318,886

Consumer:
Real estate 1-4 family first mortgage	228,081	233,812	240,528	229,536	232,622
Real estate 1-4 family junior lien mortgage	99,060	101,327	103,800	103,708	104,538
Credit card	21,890	22,086	22,525	24,003	23,597
Other revolving credit and installment	87,962	88,485	89,463	89,058	90,027

Total consumer	436,993	445,710	456,316	446,305	450,784

Foreign	29,691	30,474	28,289	29,398	30,282

Total loans (net of unearned income) (2)	$753,664	766,265	781,430	782,770	799,952

(1)	Effective June 30, 2010, real estate construction outstanding balances and all other related data include certain commercial real estate secured loans acquired from Wachovia previously classified as real estate mortgage. Prior periods have been revised to conform with the current presentation.

(2)	Includes $43.8 billion, $46.5 billion, $49.5 billion, $51.7 billion and $54.3 billion of purchased credit-impaired (PCI) loans at September 30, June 30, and March 31, 2010, and December 31 and September 30, 2009, respectively. See table on page 31 for detail of PCI loans.
FIVE QUARTER NONACCRUAL LOANS AND OTHER NONPERFORMING ASSETS

	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(in millions)	2010	2010	2010	2009	2009

Nonaccrual loans:
Commercial and commercial real estate:
Commercial	$4,103	3,843	4,273	4,397	4,540
Real estate mortgage	5,079	4,689	4,345	3,696	2,614
Real estate construction	3,198	3,429	3,327	3,313	2,953
Lease financing	138	163	185	171	157

Total commercial and commercial real estate	12,518	12,124	12,130	11,577	10,264

Consumer:
Real estate 1-4 family first mortgage	12,969	12,865	12,347	10,100	8,132
Real estate 1-4 family junior lien mortgage	2,380	2,391	2,355	2,263	1,985
Other revolving credit and installment	312	316	334	332	344

Total consumer	15,661	15,572	15,036	12,695	10,461

Foreign	126	115	135	146	144

Total nonaccrual loans (1)(2)	28,305	27,811	27,301	24,418	20,869

As a percentage of total loans	3.76%	3.63	3.49	3.12	2.61
Foreclosed assets:
GNMA loans (3)	$1,492	1,344	1,111	960	840
Other	4,635	3,650	2,970	2,199	1,687
Real estate and other nonaccrual investments (4)	141	131	118	62	55

Total nonaccrual loans and other nonperforming assets	$34,573	32,936	31,500	27,639	23,451

As a percentage of total loans	4.59%	4.30	4.03	3.53	2.93

(1)	Includes nonaccrual mortgages held for sale and loans held for sale in their respective loan categories.

(2)	Excludes loans acquired from Wachovia that are accounted for as PCI loans because they continue to earn interest income from accretable yield, independent of performance in accordance with their contractual terms.

(3)	Consistent with regulatory reporting requirements, foreclosed real estate securing Government National Mortgage Association (GNMA) loans is classified as nonperforming. Both principal and interest for GNMA loans secured by the foreclosed real estate are collectible because the GNMA loans are insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs.

(4)	Includes real estate investments (contingent interest loans accounted for as investments) that would be classified as nonaccrual if these assets were recorded as loans, and nonaccrual debt securities.

Wells Fargo & Company and Subsidiaries
LOANS 90 DAYS OR MORE PAST DUE AND STILL ACCRUING (EXCLUDING INSURED/GUARANTEED
GNMA AND SIMILAR LOANS) (1)

	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(in millions)	2010	2010	2010	2009	2009

Commercial and commercial real estate:
Commercial	$222	540	561	590	458
Real estate mortgage	463	654	947	1,014	646
Real estate construction	332	471	787	909	977

Total commercial and commercial real estate	1,017	1,665	2,295	2,513	2,081

Consumer:
Real estate 1-4 family first mortgage (2)	1,016	1,049	1,281	1,623	1,552
Real estate 1-4 family junior lien mortgage (2)	361	352	414	515	484
Credit card	560	610	719	795	683
Other revolving credit and installment	1,305	1,300	1,219	1,333	1,138

Total consumer	3,242	3,311	3,633	4,266	3,857

Foreign	27	21	29	73	76

Total	$4,286	4,997	5,957	6,852	6,014

(1)	The carrying value of purchased credit-impaired (PCI) loans contractually 90 days or more past due was $13.0 billion, $15.1 billion, $16.8 billion, $16.1 billion, and $15.3 billion at September 30, June 30 and March 31, 2010, and December 31 and September 30, 2009, respectively. These amounts are excluded from the above table as PCI loan accretable yield interest recognition is independent from the underlying contractual loan delinquency status. See table on page 31 for detail of PCI loans.

(2)	Includes mortgage loans held for sale 90 days or more past due and still accruing.

Wells Fargo & Company and Subsidiaries
PURCHASED CREDIT-IMPAIRED (PCI) LOANS
Loans purchased with evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected are considered to be credit impaired. PCI loans represent loans acquired from Wachovia that were deemed to be credit impaired. Evidence of credit quality deterioration as of the purchase date may include statistics such as past due and nonaccrual status, recent borrower credit scores and recent LTV percentages. PCI loans are initially measured at fair value, which includes estimated future credit losses expected to be incurred over the life of the loan. Accordingly, the associated allowance for credit losses related to these loans is not carried over at the acquisition date.
Under the accounting guidance for PCI loans, the excess of cash flows expected to be collected over the estimated fair value is referred to as the accretable yield and is recognized in interest income over the remaining life of the loan, or pool of loans, in situations where there is a reasonable expectation about the timing and amount of cash flows expected to be collected. Accordingly, such loans are not classified as nonaccrual and they are considered to be accruing because their interest income relates to the accretable yield recognized under accounting for PCI loans and not to contractual interest payments. The difference between the contractually required payments and the cash flows expected to be collected at acquisition, considering the impact of prepayments, is referred to as the nonaccretable difference.
In addition, subsequent to acquisition, we are required to periodically evaluate our estimate of cash flows expected to be collected. These evaluations, performed quarterly, require the continued usage of key assumptions and estimates, similar to the initial estimate of fair value. Decreases in the expected cash flows will generally result in a charge to the provision for credit losses resulting in an increase to the allowance for loan losses. Increases in the expected cash flows will generally result in an increase in interest income over the remaining life of the loan, or pool of loans.
As a result of PCI loan accounting, certain credit-related ratios cannot be used to compare a portfolio that includes PCI loans against one that does not, or to compare ratios across quarters or years. The ratios particularly affected include the allowance for loan losses and allowance for credit losses as percentages of loans, of nonaccrual loans and of nonperforming assets; nonaccrual loans and nonperforming assets as a percentage of total loans; and net charge-offs as a percentage of loans.

	September 30, 2010			December 31, 2009
		All			All
	PCI	other		PCI	other
(in millions)	loans	loans	Total	loans	loans	Total

Commercial and commercial real estate:
Commercial	$987	146,334	147,321	1,911	156,441	158,352
Real estate mortgage	3,118	95,637	98,755	4,137	93,390	97,527
Real estate construction	3,549	24,362	27,911	5,207	31,771	36,978
Lease financing	-	12,993	12,993	-	14,210	14,210

Total commercial and commercial real estate	7,654	279,326	286,980	11,255	295,812	307,067

Consumer:
Real estate 1-4 family first mortgage	34,432	193,649	228,081	38,386	191,150	229,536
Real estate 1-4 family junior lien mortgage	262	98,798	99,060	331	103,377	103,708
Credit card	-	21,890	21,890	-	24,003	24,003
Other revolving credit and installment	-	87,962	87,962	-	89,058	89,058

Total consumer	34,694	402,299	436,993	38,717	407,588	446,305

Foreign	1,498	28,193	29,691	1,733	27,665	29,398

Total loans	$43,846	709,818	753,664	51,705	731,065	782,770

Wells Fargo & Company and Subsidiaries
CHANGES IN NONACCRETABLE DIFFERENCE FOR PCI LOANS
A nonaccretable difference was established in purchase accounting for PCI loans to absorb losses expected at that time on those loans. Amounts absorbed by the nonaccretable difference do not affect the income statement or the allowance for credit losses. Substantially all our commercial, CRE and foreign PCI loans are accounted for as individual loans. Conversely, Pick-a-Pay and other consumer PCI loans have been aggregated into several pools based on common risk characteristics. Each pool is accounted for as a single asset with a single composite interest rate and an aggregate expectation of cash flows. Resolutions of loans may include sales of loans to third parties, receipt of payments in settlement with the borrower, or foreclosure of the collateral. Our policy is to remove an individual loan from a pool based on comparing the amount received from its resolution with its contractual amount. Any difference between these amounts is absorbed by the nonaccretable difference. This removal method assumes that the amount received from resolution approximates pool performance expectations. The remaining accretable yield balance is unaffected and any material change in remaining effective yield caused by this removal method is addressed by our quarterly cash flow evaluation process for each pool. For loans in pools that are resolved by payment in full, there is no release of the nonaccretable difference since there is no difference between the amount received at resolution and the contractual amount of the loan. The following table provides an analysis of changes in the nonaccretable difference related to principal that is not expected to be collected.

	Commercial,
	CRE and		Other
(in millions)	foreign	Pick-a-Pay	consumer	Total

Balance at December 31, 2008	$10,410	26,485	4,069	40,964
Release of nonaccretable difference due to:
Loans resolved by settlement with borrower (1)	(330)	-	-	(330)
Loans resolved by sales to third parties (2)	(86)	-	(85)	(171)
Reclassification to accretable yield for loans with improving cash flows (3)	(138)	(27)	(276)	(441)
Use of nonaccretable difference due to:
Losses from loan resolutions and write-downs (4)	(4,853)	(10,218)	(2,086)	(17,157)

Balance at December 31, 2009	5,003	16,240	1,622	22,865
Release of nonaccretable difference due to:
Loans resolved by settlement with borrower (1)	(739)	-	-	(739)
Loans resolved by sales to third parties (2)	(151)	-	-	(151)
Reclassification to accretable yield for loans with improving cash flows (3)	(561)	(2,356)	(317)	(3,234)
Use of nonaccretable difference due to:
Losses from loan resolutions and write-downs (4)	(1,478)	(2,409)	(325)	(4,212)

Balance at September 30, 2010	$2,074	11,475	980	14,529

Balance at June 30, 2010	$2,923	11,992	1,289	16,204
Release of nonaccretable difference due to:
Loans resolved by settlement with borrower (1)	(153)	-	-	(153)
Loans resolved by sales to third parties (2)	(49)	-	-	(49)
Reclassification to accretable yield for loans with improving cash flows (3)	(392)	-	(247)	(639)
Use of nonaccretable difference due to:
Losses from loan resolutions and write-downs (4)	(255)	(517)	(62)	(834)

Balance at September 30, 2010	$2,074	11,475	980	14,529

(1)	Release of the nonaccretable difference for settlement with borrower, on individually accounted PCI loans, increases interest income in the period of settlement. Pick-a-Pay and Other consumer PCI loans do not reflect nonaccretable difference releases due to pool accounting for those loans, which assumes that the amount received approximates the pool performance expectations.

(2)	Release of the nonaccretable difference as a result of sales to third parties increases noninterest income in the period of the sale.

(3)	Reclassification of nonaccretable difference for increased cash flow estimates to the accretable yield will result in increasing income and thus the rate of return realized. Amounts reclassified to accretable yield are expected to be probable of realization over the estimated remaining life of the loan.

(4)	Write-downs to net realizable value of PCI loans are charged to the nonaccretable difference when severe delinquency (normally 180 days) or other indications of severe borrower financial stress exist that indicate there will be a loss of contractually due amounts upon final resolution of the loan.

Wells Fargo & Company and Subsidiaries
CHANGES IN ACCRETABLE YIELD RELATED TO PCI LOANS
The excess of cash flows expected to be collected over the initial fair value of PCI loans is referred to as the accretable yield and is accreted into interest income over the estimated life of the PCI loans using the effective yield method. The accretable yield is affected by:
•	Changes in interest rate indices for variable rate PCI loans – Expected future cash flows are based on the variable rates in effect at the time of the quarterly assessment of expected cash flows;

•	Changes in prepayment assumptions – Prepayments affect the estimated life of PCI loans which may change the amount of interest income, and possibly principal, expected to be collected; and

•	Changes in the expected principal and interest payments over the estimated life – These changes in expected cash flows are driven by updates to the credit outlook and actions taken with our borrowers. Expected benefits from loan modifications are included in the quarterly assessment of expected future cash flows.
The change in the accretable yield related to PCI loans is presented in the following table.

(in millions)

Total, December 31, 2008 (refined)	$10,447
Accretion	(2,606)
Reclassification from nonaccretable difference for loans with improving cash flows	441
Changes in expected cash flows that do not affect nonaccretable difference (1)	6,277

Total, December 31, 2009	14,559
Accretion	(1,857)
Reclassification from nonaccretable difference for loans with improving cash flows	3,234
Changes in expected cash flows that do not affect nonaccretable difference (1)	743

Total, September 30, 2010	$16,679

Total, June 30, 2010	$15,085
Accretion	(528)
Reclassification from nonaccretable difference for loans with improving cash flows	639
Changes in expected cash flows that do not affect nonaccretable difference (1)	1,483

Total, September 30, 2010	$16,679

(1)	Represents changes in interest cash flows due to the impact of modifications incorporated into the quarterly assessment of expected future cash flows and/or changes in interest rates on variable rate PCI loans.
CHANGES IN ALLOWANCE FOR PCI LOAN LOSSES
When it is estimated that the expected cash flows have decreased subsequent to acquisition for a PCI loan or pool of loans, an allowance is established and a provision for additional loss is recorded as a charge to income. The following table summarizes the changes in allowance for PCI loan losses.

	Commercial,
	CRE and		Other
(in millions)	foreign	Pick-a-Pay	consumer	Total

Balance at December 31, 2008	$-	-	-	-
Provision for losses due to credit deterioration	850	-	3	853
Charge-offs	(520)	-	-	(520)

Balance at December 31, 2009	330	-	3	333
Provision for losses due to credit deterioration	715	-	35	750
Charge-offs	(683)	-	(21)	(704)

Balance at September 30, 2010	$362	-	17	379

Balance at June 30, 2010	$206	-	19	225
Provision for losses due to credit deterioration	339	-	9	348
Charge-offs	(183)	-	(11)	(194)

Balance at September 30, 2010	$362	-	17	379

Wells Fargo & Company and Subsidiaries
PICK-A-PAY PORTFOLIO (1)

	PCI loans				All other loans
				Ratio of
				carrying
	Unpaid	Current		value to	Unpaid	Current
	principal	LTV	Carrying	current	principal	LTV	Carrying
(in millions)	balance	ratio (2)	value (3)	value	balance	ratio (2)	value (3)

September 30, 2010

California	$32,475	134%	$22,382	92%	$21,914	88%	$21,542
Florida	5,154	143	3,057	84	4,698	106	4,480
New Jersey	1,565	99	1,243	78	2,671	81	2,647
Texas	393	80	350	71	1,785	65	1,789
Washington	577	100	501	86	1,353	82	1,334
Other states	8,155	116	5,933	84	12,248	87	12,046

Total Pick-a-Pay loans	$48,319		$33,466		$44,669		$43,838

December 31, 2009

California	$37,341	141%	$25,022	94%	$23,795	93%	$23,626
Florida	5,751	139	3,199	77	5,046	104	4,942
New Jersey	1,646	101	1,269	77	2,914	82	2,912
Texas	442	82	399	74	1,967	66	1,973
Washington	633	103	543	88	1,439	84	1,435
Other states	9,283	116	6,597	82	13,401	87	13,321

Total Pick-a-Pay loans	$55,096		$37,029		$48,562		$48,209

(1)	The individual states shown in this table represent the top five states based on the total net carrying value of the Pick-a-Pay loans at the beginning of 2010. The December 31, 2009, table has been revised to conform to the 2010 presentation of top five states.

(2)	The current loan-to-value (LTV) ratio is calculated as the unpaid principal balance plus the unpaid principal balance of any equity lines of credit that share common collateral divided by the collateral value. Collateral values are generally determined using automated valuation models (AVM) and are updated quarterly. AVMs are computer-based tools used to estimate market values of homes based on processing large volumes of market data including market comparables and price trends for local market areas.

(3)	Carrying value, which does not reflect the allowance for loan losses, includes purchase accounting adjustments, which, for PCI loans, are the nonaccretable difference and the accretable yield, and for all other loans, an adjustment to mark the loans to a market yield at date of merger less any subsequent charge-offs.

Wells Fargo & Company and Subsidiaries
HOME EQUITY PORTFOLIOS (1)

			% of loans
			two payments		Loss rate (annualized)
	Outstanding balances		or more past due		Quarter ended
	Sept. 30,	Dec. 31,	Sept. 30,	Dec. 31,	Sept. 30,	Dec. 31,
(in millions)	2010	2009	2010	2009	2010	2009

Core portfolio (2)
California	$28,448	30,264	3.43%	4.12	4.27	6.12
Florida	12,353	12,038	5.38	5.48	5.80	6.98
New Jersey	8,821	8,379	3.19	2.50	1.95	1.51
Virginia	5,804	5,855	2.23	1.91	1.66	1.13
Pennsylvania	5,558	5,051	2.30	2.03	1.24	1.81
Other	52,404	53,811	2.80	2.85	2.76	3.04

Total	113,388	115,398	3.22	3.35	3.28	3.90

Liquidating portfolio
California	2,705	3,205	6.96	8.78	14.77	17.94
Florida	347	408	7.95	9.45	13.29	19.53
Arizona	158	193	8.73	10.46	21.14	19.29
Texas	132	154	2.36	1.94	2.17	2.40
Minnesota	96	108	5.44	4.15	10.18	7.53
Other	3,824	4,361	4.29	5.06	7.23	7.33

Total	7,262	8,429	5.53	6.74	10.59	12.16

Total core and liquidating portfolios	$120,650	123,827	3.36	3.58	3.73	4.48

(1)	Consists of real estate 1-4 family junior lien mortgages and lines of credit secured by real estate from all groups, excluding PCI loans.
(2)	Includes equity lines of credit and closed-end second liens associated with the Pick-a-Pay portfolio totaling $1.7 billion at September 30, 2010, and $1.8 billion at December 31, 2009.

Wells Fargo & Company and Subsidiaries
CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended Sept. 30,		Nine months ended Sept. 30,
(in millions)	2010	2009	2010	2009

Balance, beginning of period	$25,085	23,530	25,031	21,711
Provision for credit losses	3,445	6,111	12,764	15,755
Adjustment for passage of time on certain impaired loans (1)	(67)	-	(203)	-
Loan charge-offs:
Commercial and commercial real estate:
Commercial	(588)	(986)	(2,165)	(2,337)
Real estate mortgage	(236)	(190)	(881)	(344)
Real estate construction	(296)	(279)	(990)	(649)
Lease financing	(29)	(88)	(94)	(173)

Total commercial and commercial real estate	(1,149)	(1,543)	(4,130)	(3,503)

Consumer:
Real estate 1-4 family first mortgage	(1,164)	(1,015)	(3,701)	(2,229)
Real estate 1-4 family junior lien mortgage	(1,140)	(1,340)	(3,875)	(3,428)
Credit card	(556)	(691)	(1,891)	(2,025)
Other revolving credit and installment	(572)	(860)	(1,864)	(2,562)

Total consumer	(3,432)	(3,906)	(11,331)	(10,244)

Foreign	(49)	(71)	(148)	(181)

Total loan charge-offs	(4,630)	(5,520)	(15,609)	(13,928)

Loan recoveries:
Commercial and commercial real estate:
Commercial	79	62	317	153
Real estate mortgage	18	6	32	22
Real estate construction	20	5	82	11
Lease financing	6	6	15	13

Total commercial and commercial real estate	123	79	446	199

Consumer:
Real estate 1-4 family first mortgage	130	49	347	114
Real estate 1-4 family junior lien mortgage	55	49	157	119
Credit card	52	43	165	131
Other revolving credit and installment	165	178	549	580

Total consumer	402	319	1,218	944

Foreign	10	11	31	30

Total loan recoveries	535	409	1,695	1,173

Net loan charge-offs (2)	(4,095)	(5,111)	(13,914)	(12,755)

Allowances related to business combinations/other (3)	4	(2)	694	(183)

Balance, end of period	$24,372	24,528	24,372	24,528

Components:
Allowance for loan losses	$23,939	24,028	23,939	24,028
Reserve for unfunded credit commitments	433	500	433	500

Allowance for credit losses	$24,372	24,528	24,372	24,528

Net loan charge-offs (annualized) as a percentage of average total loans (2)	2.14%	2.50	2.40	2.05
Allowance for loan losses as a percentage of total loans (4)	3.18	3.00	3.18	3.00
Allowance for credit losses as a percentage of total loans (4)	3.23	3.07	3.23	3.07

(1)	Certain impaired loans have a valuation allowance determined by discounting expected cash flows at the respective loan’s effective interest rate. Accordingly, the valuation allowance for these impaired loans reduces with the passage of time and that reduction is recognized as interest income.
(2)	For PCI loans, charge-offs are only recorded to the extent that losses exceed the purchase accounting estimates.
(3)	Includes $693 million related to the adoption of consolidation accounting guidance on January 1, 2010.
(4)	The allowance for credit losses includes $379 million and $233 million at September 30, 2010 and 2009, respectively, related to PCI loans acquired from Wachovia. Loans acquired from Wachovia are included in total loans net of related purchase accounting net write-downs.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(in millions)	2010	2010	2010	2009	2009

Balance, beginning of quarter	$25,085	25,656	25,031	24,528	23,530
Provision for credit losses	3,445	3,989	5,330	5,913	6,111
Adjustment for passage of time on certain impaired loans (1)	(67)	(62)	(74)	-	-
Loan charge-offs:
Commercial and commercial real estate:
Commercial	(588)	(810)	(767)	(1,028)	(986)
Real estate mortgage	(236)	(364)	(281)	(326)	(190)
Real estate construction	(296)	(289)	(405)	(414)	(279)
Lease financing	(29)	(31)	(34)	(56)	(88)

Total commercial and commercial real estate	(1,149)	(1,494)	(1,487)	(1,824)	(1,543)

Consumer:
Real estate 1-4 family first mortgage	(1,164)	(1,140)	(1,397)	(1,089)	(1,015)
Real estate 1-4 family junior lien mortgage	(1,140)	(1,239)	(1,496)	(1,384)	(1,340)
Credit card	(556)	(639)	(696)	(683)	(691)
Other revolving credit and installment	(572)	(542)	(750)	(861)	(860)

Total consumer	(3,432)	(3,560)	(4,339)	(4,017)	(3,906)

Foreign	(49)	(52)	(47)	(56)	(71)

Total loan charge-offs	(4,630)	(5,106)	(5,873)	(5,897)	(5,520)

Loan recoveries:
Commercial and commercial real estate:
Commercial	79	121	117	101	62
Real estate mortgage	18	4	10	11	6
Real estate construction	20	51	11	5	5
Lease financing	6	4	5	7	6

Total commercial and commercial real estate	123	180	143	124	79

Consumer:
Real estate 1-4 family first mortgage	130	131	86	71	49
Real estate 1-4 family junior lien mortgage	55	55	47	55	49
Credit card	52	60	53	49	43
Other revolving credit and installment	165	181	203	175	178

Total consumer	402	427	389	350	319

Foreign	10	10	11	10	11

Total loan recoveries	535	617	543	484	409

Net loan charge-offs	(4,095)	(4,489)	(5,330)	(5,413)	(5,111)

Allowances related to business combinations/other	4	(9)	699	3	(2)

Balance, end of quarter	$24,372	25,085	25,656	25,031	24,528

Components:
Allowance for loan losses	$23,939	24,584	25,123	24,516	24,028
Reserve for unfunded credit commitments	433	501	533	515	500

Allowance for credit losses	$24,372	25,085	25,656	25,031	24,528

Net loan charge-offs (annualized) as a percentage of average total loans	2.14%	2.33	2.71	2.71	2.50
Allowance for loan losses as a percentage of:
Total loans	3.18	3.21	3.22	3.13	3.00
Nonaccrual loans	85	88	92	100	115
Nonaccrual loans and other nonperforming assets	69	75	80	89	102
Allowance for credit losses as a percentage of:
Total loans	3.23	3.27	3.28	3.20	3.07
Nonaccrual loans	86	90	94	103	118
Nonaccrual loans and other nonperforming assets	70	76	81	91	105

(1)	Certain impaired loans have a valuation allowance determined by discounting expected cash flows at the respective loan’s effective interest rate. Accordingly, the valuation allowance for these impaired loans reduces with the passage of time and that reduction is recognized as interest income.

Wells Fargo & Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN TOTAL EQUITY

	Nine months ended Sept. 30,
(in millions)	2010	2009

Balance, beginning of period (1)	$114,359	102,316
Cumulative effect from change in accounting for VIEs (2)	183	-
Cumulative effect from change in accounting for embedded credit derivatives (3)	(28)	-
Wells Fargo net income	8,948	9,452
Wells Fargo other comprehensive income (loss), net of tax, related to:
Translation adjustments	16	63
Investment securities (4)	2,202	10,566
Derivative instruments and hedging activities	227	(189)
Defined benefit pension plans	48	570
Common stock issued	1,050	9,590
Common stock repurchased	(71)	(80)
Preferred stock released to ESOP	645	41
Common stock warrants repurchased	(544)	-
Common stock dividends	(783)	(1,891)
Preferred stock dividends, accretion and other	(548)	(1,558)
Noncontrolling interests and other, net	(539)	44

Balance, end of period	$125,165	128,924

(1)	The impact of adopting new accounting provisions for recording other-than-temporary impairment on debt securities as prescribed in ASC 320-10, Investments – Debt and Equity Securities (FASB Staff Position (FSP) FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments), was to increase the 2009 beginning balance of retained earnings and reduce the 2009 beginning balance of other comprehensive income by $85 million ($53 million after tax).
(2)	Effective January 1, 2010, we adopted changes in consolidation accounting pursuant to amendments by ASU 2009-17 to ASC 810 (FAS 167) and, accordingly, consolidated certain VIEs that were not included in our consolidated financial statements at December 31, 2009. We recorded a $183 million increase to beginning retained earnings as a cumulative effect adjustment.
(3)	Effective July 1, 2010, we adopted changes in accounting for embedded credit derivatives pursuant to ASU 2010-11, which provides guidance clarifying the accounting for embedded credit derivative features in certain financial instruments. We recorded a $28 million decrease to beginning retained earnings as a cumulative effect adjustment.
(4)	On March 31, 2009, we early adopted new fair value measurement provisions contained in ASC 820-10, Fair Value Measurements and Disclosures (FSP FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly). This guidance addresses determining fair values for securities in circumstances where the market for such securities is illiquid and transactions involve distressed sales. In such circumstances, ASC 820-10 permits use of other inputs in estimating fair value that may include pricing models.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER TIER 1 COMMON EQUITY (1)

		Quarter ended
		Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(in billions)		2010	2010	2010	2009	2009

Total equity		$125.2	121.4	118.1	114.4	128.9
Less: Noncontrolling interests		(1.5)	(1.6)	(2.0)	(2.6)	(6.8)

Total Wells Fargo stockholders’ equity		123.7	119.8	116.1	111.8	122.1

Less: Preferred equity		(8.1)	(8.1)	(8.1)	(8.1)	(31.1)
Goodwill and intangible assets (other than MSRs)		(36.1)	(36.7)	(37.2)	(37.7)	(37.5)
Applicable deferred taxes		4.7	5.0	5.2	5.3	5.3
Deferred tax asset limitation		-	-	-	(1.0)	-
MSRs over specified limitations		(0.9)	(1.0)	(1.5)	(1.6)	(1.5)
Cumulative other comprehensive income		(5.4)	(4.8)	(4.0)	(3.0)	(4.0)
Other		(0.3)	(0.3)	(0.3)	(0.2)	(0.3)

Tier 1 common equity	(A)	$77.6	73.9	70.2	65.5	53.0

Total risk-weighted assets (2)	(B)	$968.6	970.8	990.1	1,013.6	1,023.8

Tier 1 common equity to total risk-weighted assets	(A)/(B)	8.01%	7.61	7.09	6.46	5.18

(1)	Tier 1 common equity is a non-generally accepted accounting principle (GAAP) financial measure that is used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies. Tier 1 common equity includes total Wells Fargo stockholders’ equity, less preferred equity, goodwill and intangible assets (excluding MSRs), net of related deferred taxes, adjusted for specified Tier 1 regulatory capital limitations covering deferred taxes, MSRs, and cumulative other comprehensive income. Management reviews Tier 1 common equity along with other measures of capital as part of its financial analyses and has included this non-GAAP financial information, and the corresponding reconciliation to total equity, because of current interest in such information on the part of market participants.
(2)	Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets. The Company’s September 30, 2010, preliminary risk-weighted assets reflect estimated on-balance sheet risk-weighted assets of $806.2 billion and derivative and off-balance sheet risk-weighted assets of $162.4 billion.

Wells Fargo & Company and Subsidiaries
OPERATING SEGMENT RESULTS (1)

	Community		Wholesale		Wealth, Brokerage				Consolidated
(income/expense in millions,	Banking		Banking		and Retirement		Other (2)		Company
average balances in billions)	2010	2009	2010	2009	2010	2009	2010	2009	2010	2009

Quarter ended September 30,
Net interest income (3)	$7,864	8,841	2,881	2,535	683	580	(330)	(272)	11,098	11,684
Provision for credit losses	3,165	4,635	270	1,368	77	233	(67)	(125)	3,445	6,111
Noninterest income	5,723	6,709	2,367	2,399	2,229	2,188	(543)	(514)	9,776	10,782
Noninterest expense	7,356	7,034	2,696	2,647	2,420	2,333	(219)	(330)	12,253	11,684

Income (loss) before income tax expense (benefit)	3,066	3,881	2,282	919	415	202	(587)	(331)	5,176	4,671
Income tax expense (benefit)	991	1,089	826	322	157	69	(223)	(125)	1,751	1,355

Net income (loss) before noncontrolling interests	2,075	2,792	1,456	597	258	133	(364)	(206)	3,425	3,316
Less: Net income (loss) from noncontrolling interests	73	56	11	3	2	22	-	-	86	81

Net income (loss)	$2,002	2,736	1,445	594	256	111	(364)	(206)	3,339	3,235

Average loans	$527.0	553.2	222.5	247.0	42.6	45.4	(32.6)	(35.4)	759.5	810.2
Average assets	778.1	804.9	363.7	368.4	138.2	129.8	(59.6)	(57.0)	1,220.4	1,246.1
Average core deposits	535.7	550.2	172.2	146.8	120.7	116.3	(56.6)	(54.0)	772.0	759.3

Nine months ended September 30,
Net interest income (3)	$24,284	26,461	8,359	7,338	2,031	1,858	(980)	(833)	33,694	34,824
Provision for credit losses	11,052	12,958	1,695	2,649	221	367	(204)	(219)	12,764	15,755
Noninterest income	17,092	18,721	7,867	7,724	6,658	6,253	(1,595)	(1,532)	30,022	31,166
Noninterest expense	22,297	22,366	8,196	7,982	7,160	6,868	(537)	(1,017)	37,116	36,199

Income (loss) before income tax expense (benefit)	8,027	9,858	6,335	4,431	1,308	876	(1,834)	(1,129)	13,836	14,036
Income tax expense (benefit)	2,601	2,895	2,267	1,582	495	334	(697)	(429)	4,666	4,382

Net income (loss) before noncontrolling interests	5,426	6,963	4,068	2,849	813	542	(1,137)	(700)	9,170	9,654
Less: Net income (loss) from noncontrolling interests	203	190	14	15	5	(3)	-	-	222	202

Net income (loss)	$5,223	6,773	4,054	2,834	808	545	(1,137)	(700)	8,948	9,452

Average loans	$540.3	562.2	226.0	261.1	43.0	46.0	(33.0)	(36.2)	776.3	833.1
Average assets	780.4	813.2	362.5	384.7	139.0	124.7	(58.4)	(52.5)	1,223.5	1,270.1
Average core deposits	533.7	556.9	164.9	141.3	121.1	110.9	(55.4)	(49.4)	764.3	759.7

(1)	The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. In first quarter 2010, we conformed certain funding and allocation methodologies of legacy Wachovia to those of Wells Fargo; in addition, amounts remaining in “Other” related to integration expense were revised to reflect only integration expense related to the Wachovia merger. Prior periods have been revised to reflect both changes.
(2)	Includes Wachovia integration expenses and the elimination of items that are included in both Community Banking and Wealth, Brokerage and Retirement, largely representing wealth management customers serviced and products sold in the stores.
(3)	Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER OPERATING SEGMENT RESULTS (1)

	Quarter ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(income/expense in millions, average balances in billions)	2010	2010	2010	2009	2009

COMMUNITY BANKING
Net interest income (2)	$7,864	8,113	8,307	8,537	8,841
Provision for credit losses	3,165	3,357	4,530	4,952	4,635
Noninterest income	5,723	5,614	5,755	7,043	6,709
Noninterest expense	7,356	7,711	7,230	7,676	7,034

Income before income tax expense	3,066	2,659	2,302	2,952	3,881
Income tax expense	991	811	799	605	1,089

Net income before noncontrolling interests	2,075	1,848	1,503	2,347	2,792
Less: Net income from noncontrolling interests	73	82	48	150	56

Segment net income	$2,002	1,766	1,455	2,197	2,736

Average loans	$527.0	539.1	555.2	543.8	553.2
Average assets	778.1	778.4	784.9	800.8	804.9
Average core deposits	535.7	533.4	532.2	542.8	550.2

WHOLESALE BANKING
Net interest income (2)	$2,881	2,978	2,500	2,681	2,535
Provision for credit losses	270	626	799	955	1,368
Noninterest income	2,367	2,675	2,825	2,574	2,399
Noninterest expense	2,696	2,840	2,660	2,703	2,647

Income before income tax expense	2,282	2,187	1,866	1,597	919
Income tax expense	826	775	666	578	322

Net income before noncontrolling interests	1,456	1,412	1,200	1,019	597
Less: Net income from noncontrolling interests	11	-	3	11	3

Segment net income	$1,445	1,412	1,197	1,008	594

Average loans	$222.5	223.4	232.2	238.5	247.0
Average assets	363.7	362.4	361.4	362.5	368.4
Average core deposits	172.2	161.5	160.9	162.4	146.8

WEALTH, BROKERAGE AND RETIREMENT
Net interest income (2)	$683	684	664	549	580
Provision for credit losses	77	81	63	93	233
Noninterest income	2,229	2,183	2,246	2,105	2,188
Noninterest expense	2,420	2,350	2,390	2,558	2,333

Income before income tax expense (benefit)	415	436	457	3	202
Income tax expense (benefit)	157	165	173	(10)	69

Net income before noncontrolling interests	258	271	284	13	133
Less: Net income from noncontrolling interests	2	1	2	29	22

Segment net income (loss)	$256	270	282	(16)	111

Average loans	$42.6	42.6	43.8	44.8	45.4
Average assets	138.2	141.0	137.8	137.7	129.8
Average core deposits	120.7	121.5	121.1	124.1	116.3

OTHER (3)
Net interest income (2)	$(330)	(326)	(324)	(267)	(272)
Provision for credit losses	(67)	(75)	(62)	(87)	(125)
Noninterest income	(543)	(527)	(525)	(526)	(514)
Noninterest expense	(219)	(155)	(163)	(116)	(330)

Loss before income tax benefit	(587)	(623)	(624)	(590)	(331)
Income tax benefit	(223)	(237)	(237)	(224)	(125)

Net loss before noncontrolling interests	(364)	(386)	(387)	(366)	(206)
Less: Net income from noncontrolling interests	-	-	-	-	-

Other net loss	$(364)	(386)	(387)	(366)	(206)

Average loans	$(32.6)	(32.6)	(33.8)	(34.7)	(35.4)
Average assets	(59.6)	(57.6)	(58.0)	(61.5)	(57.0)
Average core deposits	(56.6)	(54.6)	(55.0)	(58.5)	(54.0)

CONSOLIDATED COMPANY
Net interest income (2)	$11,098	11,449	11,147	11,500	11,684
Provision for credit losses	3,445	3,989	5,330	5,913	6,111
Noninterest income	9,776	9,945	10,301	11,196	10,782
Noninterest expense	12,253	12,746	12,117	12,821	11,684

Income before income tax expense	5,176	4,659	4,001	3,962	4,671
Income tax expense	1,751	1,514	1,401	949	1,355

Net income before noncontrolling interests	3,425	3,145	2,600	3,013	3,316
Less: Net income from noncontrolling interests	86	83	53	190	81

Wells Fargo net income	$3,339	3,062	2,547	2,823	3,235

Average loans	$759.5	772.5	797.4	792.4	810.2
Average assets	1,220.4	1,224.2	1,226.1	1,239.5	1,246.1
Average core deposits	772.0	761.8	759.2	770.8	759.3

(1)	The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. In first quarter 2010, we conformed certain funding and allocation methodologies of legacy Wachovia to those of Wells Fargo; in addition, amounts remaining in “Other” related to integration expense were revised to reflect only integration expense related to the Wachovia merger. Prior periods have been revised to reflect both changes.
(2)	Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment.
(3)	Includes Wachovia integration expenses and the elimination of items that are included in both Community Banking and Wealth, Brokerage and Retirement, largely representing wealth management customers serviced and products sold in the stores.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING

	Quarter ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(in millions)	2010	2010	2010	2009	2009

Residential MSRs measured using the fair value method:
Fair value, beginning of quarter	$13,251	15,544	16,004	14,500	15,690
Adjustments from adoption of consolidation accounting guidance	-	-	(118)	-	-
Servicing from securitizations or asset transfers	1,043	943	1,054	1,181	1,517

Net additions	1,043	943	936	1,181	1,517

Changes in fair value:
Due to changes in valuation model inputs or assumptions (1)	(1,132)	(2,661)	(777)	1,052	(2,078)
Other changes in fair value (2)	(676)	(575)	(619)	(729)	(629)

Total changes in fair value	(1,808)	(3,236)	(1,396)	323	(2,707)

Fair value, end of quarter	$12,486	13,251	15,544	16,004	14,500

(1)	Principally reflects changes in discount rates and prepayment speed assumptions, mostly due to changes in interest rates.
(2)	Represents changes due to collection/realization of expected cash flows over time.

	Quarter ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(in millions)	2010	2010	2010	2009	2009

Amortized MSRs:
Balance, beginning of quarter	$1,037	1,069	1,119	1,162	1,205
Adjustments from adoption of consolidation accounting guidance	-	-	(5)	-	-
Purchases	14	7	1	1	-
Servicing from securitizations or asset transfers	18	17	11	18	21
Amortization	(56)	(56)	(57)	(62)	(64)

Balance, end of quarter (1)	$1,013	1,037	1,069	1,119	1,162

Fair value of amortized MSRs:
Beginning of quarter	$1,307	1,283	1,261	1,277	1,311
End of quarter	1,349	1,307	1,283	1,261	1,277

(1)	There was no valuation allowance recorded for the periods presented.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (CONTINUED)

	Quarter ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(in millions)	2010	2010	2010	2009	2009

Servicing income, net:
Servicing fees (1)	$1,192	1,223	1,053	1,059	1,085
Changes in fair value of residential MSRs:
Due to changes in valuation model inputs or assumptions (2)	(1,132)	(2,661)	(777)	1,052	(2,078)
Other changes in fair value (3)	(676)	(575)	(619)	(729)	(629)

Total changes in fair value of residential MSRs	(1,808)	(3,236)	(1,396)	323	(2,707)
Amortization	(56)	(56)	(57)	(62)	(64)
Net derivative gains from economic hedges (4)	1,188	3,287	1,766	830	3,605

Total servicing income, net	$516	1,218	1,366	2,150	1,919

Market-related valuation changes to MSRs, net of hedge results (2)+(4)	$56	626	989	1,882	1,527

(1)	Includes contractually specified servicing fees, late charges and other ancillary revenues. 2009 amounts have been revised to conform to current presentation.
(2)	Principally reflects changes in discount rates and prepayment speed assumptions, mostly due to changes in interest rates.
(3)	Represents changes due to collection/realization of expected cash flows over time.
(4)	Represents results from free-standing derivatives (economic hedges) used to hedge the risk of changes in fair value of MSRs.

	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(in billions)	2010	2010	2010	2009	2009

Managed servicing portfolio (1):
Residential mortgage servicing:
Serviced for others	$1,433	1,437	1,417	1,422	1,419
Owned loans serviced	365	365	371	364	365
Subservicing	10	10	10	10	11

Total residential servicing	1,808	1,812	1,798	1,796	1,795

Commercial mortgage servicing:
Serviced for others	439	441	449	454	458
Owned loans serviced	99	100	105	105	103
Subservicing	10	10	10	10	10

Total commercial servicing	548	551	564	569	571

Total managed servicing portfolio	$2,356	2,363	2,362	2,365	2,366

Total serviced for others	$1,872	1,878	1,866	1,876	1,877
Ratio of MSRs to related loans serviced for others	0.72%	0.76	0.89	0.91	0.83
Weighted-average note rate (mortgage loans serviced for others)	5.46	5.53	5.59	5.66	5.72

(1)	The components of our managed servicing portfolio are presented at unpaid principal balance for loans serviced and subserviced for others and at book value for owned loans serviced.
SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION DATA

	Quarter ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(in billions)	2010	2010	2010	2009	2009

Application data:
Wells Fargo Home Mortgage first mortgage quarterly applications	$194	143	125	144	123
Refinances as a percentage of applications	80%	58	61	72	62
Wells Fargo Home Mortgage first mortgage unclosed pipeline, at quarter end	$101	68	59	57	62

Residential Real Estate Originations:
Wells Fargo Home Mortgage first mortgage loans:
Retail	$53	44	43	51	50
Correspondent/Wholesale	47	36	32	42	45
Other (1)	1	1	1	1	1

Total quarter-to-date	$101	81	76	94	96

Total year-to-date	$258	157	76	420	326

(1)	Consists of home equity loans and lines and Wells Fargo Financial.

Wells Fargo & Company and Subsidiaries
CHANGES IN LIABILITY FOR MORTGAGE LOAN REPURCHASE LOSSES

				Nine months
	Quarter ended			ended	Year ended
	Sept. 30,	June 30,	Mar. 31,	Sept. 30,	Dec. 31,
(in millions)	2010	2010	2010	2010	2009

Balance, beginning of period	$1,375	1,263	1,033	1,033	620	(1)
Provision for repurchase losses:
Loan sales	29	36	44	109	302
Change in estimate - primarily due to credit deterioration	341	346	358	1,045	625

Total additions	370	382	402	1,154	927
Losses	(414)	(270)	(172)	(856)	(514)

Balance, end of period	$1,331	1,375	1,263	1,331	1,033

(1)	Reflects purchase accounting refinements.
OUTSTANDING REPURCHASE DEMANDS AND MORTGAGE INSURANCE RESCISSIONS
While original loan balance related to these demands is presented below, the establishment of the repurchase reserve is based on a combination of factors, such as our appeals success rates, reimbursement by correspondent and other third party originators, and projected loss severity, which is driven by the difference between the current loan balance and the estimated collateral value less costs to sell the property.

	Government		Mortgage
	sponsored		insurance
($ in millions)	entities (1)	Private	rescissions (2)	Total

September 30, 2010
Number of loans	9,887	3,605	3,035	16,527
Original loan balance	$2,212	882	748	3,842

June 30, 2010
Number of loans	12,536	3,160	2,979	18,675
Original loan balance	$2,840	707	760	4,307

March 31, 2010
Number of loans	10,804	2,320	2,843	15,967
Original loan balance	$2,499	519	737	3,755

December 31, 2009
Number of loans	8,354	2,929	2,965	14,248
Original loan balance	$1,911	886	859	3,656

(1)	Includes repurchase demands of 2,263 and $437 million, 2,141 and $417 million, 1,824 and $372 million, and 1,536 and $322 million for September 30, June 30, and March 31, 2010, and December 31, 2009, respectively, received from investors on mortgage servicing rights acquired from other originators. We have the right of recourse against the seller for these repurchase demands and would only incur a loss on these demands for counterparty risk associated with the seller.
(2)	As part of our representations and warranties in our loan sales contracts, we represent that certain loans have mortgage insurance. To the extent the mortgage insurance is rescinded by the mortgage insurer, the lack of insurance may result in a repurchase demand from an investor.